Prospectus Supplement to Prospectus dated September 14, 1999.

                                  $200,000,000
[LOGO]
                           WEINGARTEN REALTY INVESTORS

                           Medium-Term Notes, Series A
                                 _______________

                                  TERMS OF SALE

     The following terms may apply to the Notes that we may sell at one or more times. The final terms for each Note will be included in a pricing supplement. We will receive between $198,500,000 and $199,750,000 of the proceeds from the sale of the Notes, after paying the agents commissions of between $250,000 and $1,500,000.

  -  Mature  nine  months  to  30  years

  - Fixed or floating interest rate or indexed Notes or zero-coupon or other original issue discount Notes. The floating rate may be based on:

    -  Commercial  paper  rate

    -  Prime  rate

    -  CD  rate

    -  Federal  Funds  effective  rate

    -  LIBOR

    -  Treasury  rate

    -  CMT  rate

    -  Eleventh  District  cost of funds rate

    -  Any  other  rate  or  any combination of  rates  specified  in a  Pricing
       Supplement

    - Interest paid on floating rate Notes, monthly, quarterly, semi-annually or annually

    -  Interest  paid  on  fixed  rate  Notes  semi-annually

    -  Certificated  or  book-entry  form

    -  Minimum  denominations  of  $1,000  increased  in  multiples  of  $1,000

    -  May  be  foreign  currency  or  composite  currency  denominated

    - Subject to redemption and repurchase at option of Weingarten or the holder

    -  Not  convertible,  amortized  or  subject  to  a  sinking  fund

    -  Same day settlement and payment in  immediately  available  funds

                                 _______________

     INVESTMENT IN THE NOTES INVOLVES RISKS, WHICH ARE DESCRIBED IN THE "RISK
                     FACTORS" SECTION BEGINNING ON PAGE S-2.
                                 _______________

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                 _______________

     We may sell the Notes directly or through one or more agents or dealers, including the agents listed below. The agents are not required to sell any specific number or amount of the Notes. They will use their reasonable efforts to sell the Notes offered.

GOLDMAN,  SACHS  &  CO.
     BANC  OF  AMERICA  SECURITIES  LLC
          CHASE  SECURITIES  INC.
               DEUTSCHE  BANC  ALEX.  BROWN
                    DONALDSON,  LUFKIN  &  JENRETTE
                         FIRST  UNION  SECURITIES,  INC.
                              LEHMAN  BROTHERS
                                   MERRILL  LYNCH  &  CO.
                                        J.P.  MORGAN  &  CO.

                    Prospectus Supplement dated July 6, 2000.

                                  RISK FACTORS

     Your investment in the Notes involves risks. Before deciding whether an investment in the Notes is suitable for you, you should carefully consider, among other matters, the following discussion of risks.

STRUCTURE  RISKS

     Risks Related to Indices or Formulas. Some of the Notes may be indexed to one or more currencies, commodities, interest rates or other indices or formulas. An investment in these Notes involves significant risks that are not associated with similar investments in a conventional fixed rate or floating rate debt security. These risks include the possibility that any applicable index or formula may be subject to significant changes, that the resulting interest rate will be less than that payable on a conventional fixed rate or floating rate debt security issued by us at the same time, and that you could lose all or a substantial portion of the principal payable upon maturity of the Notes. These risks depend on a number of factors beyond our control, including economic, financial and political events. In addition, if the formula used to determine the amounts payable under the Notes contains a multiplier or leverage factor, the effect of any change in any applicable index or formula will be magnified. In recent years, values of various indices and formulas have been highly volatile and this volatility may continue or increase in the future.

     Redemption Risk. Any optional redemption feature of the Notes might affect the market value of the Notes. You should expect that we will redeem these Notes when prevailing interest rates are relatively low. In these cases, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the current interest rate on the Notes.

     Uncertain Trading Markets. We cannot assure you that a trading market for the Notes will ever develop or, if one develops, be maintained. The market value for the Notes in any trading market will be affected by a number of factors unrelated to our creditworthiness. These factors include:

     - the complexity and volatility of any index or formula applicable to the Notes,

     -   the  method  of  calculating  the  amounts  payable  under  the  Notes,

     -   the  time  remaining  to  the  maturity  of  the  Notes,

     -   the  outstanding  amount  of  the  Notes,

     -   any  redemption  features  of  the  Notes,  and

     -   the level, direction and volatility of market interest rates generally.

     Therefore, you may not be able to sell the Notes readily or at prices that will enable you to realize your anticipate yield. You should not purchase Notes unless you understand and are able to bear the risk that the Notes may not be readily saleable, that the market value of the Notes will fluctuate over time and that these fluctuations may be significant.

EXCHANGE  RATE  RISKS  AND  EXCHANGE  CONTROL  RISKS

     If you invest in Notes that are payable in one or more foreign currencies, there will be significant risks that are not associated with a similar investment in a debt security payable in United States dollars. These risks include the possibility of significant changes in the rate of exchange between the United States dollar and the applicable foreign currency, as well as the possibility of the imposition or modification of exchange controls by the applicable governments or monetary authorities. These risks generally depend on factors beyond our control, including economic, financial and political events and the supply and demand for the applicable currencies. In addition, if the formula used to determine the amounts payable under those Notes contains a multiplier or leverage factor, the effect of any change in the applicable currencies will be magnified. In recent years, rates of exchange between the United States dollar and foreign currencies have been highly volatile and this volatility may continue or increase in the future. Depreciation of the foreign currency in which those Notes is payable against the United States dollar would result in a decrease in the yield and market value of those Notes on a United States dollar-equivalent basis.

     Governments or monetary authorities may impose exchange controls at or prior to the date on which any amount payable under a one of those Notes is due. Any of these actions could affect exchange rates as well as the availability of the foreign currency in which that payment is to be made on that date. Even if there are no exchange controls, it is possible that the applicable foreign currency would not be available on the applicable payment date due to other circumstances beyond our control. In these cases, we will be entitled to satisfy our payment obligations under those Notes in the United States dollars. See "Description of Notes - Payment of Principal and Interest."

EFFECTIVE  SUBORDINATION

     The Notes are unsecured and will rank equally with all of our unsecured and unsubordinated debt, but will be effectively subordinated to all of our secured debt. The Notes also will be effectively subordinated to all unsecured and secured debt of our subsidiaries. See "Description of Notes - General." Due to our structure, our subsidiaries own a significant percentage of our assets.

CREDIT  RATING  RISK

     The credit ratings assigned to our medium-term note program may not reflect the potential impact of all risks related to structure and other factors on the market value of the Notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of investing in the Notes in light of your particular circumstances.

                              DESCRIPTION OF NOTES

GENERAL

     The following description of the particular terms of the Notes offered hereby (which are referred to in the accompanying Prospectus as "Debt Securities") supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of Debt Securities set forth in the accompanying Prospectus, to which description reference is hereby made. The Notes will be issued as a series of Senior Debt Securities under the Senior Indenture, dated as of May 1, 1995 (the "Indenture") between Chase Bank of Texas, National Association, as Trustee, and us. The Indenture is filed as an exhibit to the Registration Statement of which the accompanying Prospectus constitutes a part. Capitalized terms not defined in this prospectus supplement have the meanings assigned to those terms in the accompanying Prospectus. Terms of the Notes may be varied in the related supplement to this prospectus supplement (a "Pricing Supplement"). References to interest payments and interest-related information do not apply to zero coupon notes.

     The Notes will be issued as Senior Notes. The Notes constitute a separate series for purposes of the Indenture, and the aggregate of Notes is limited in amount as set forth on the cover page of this prospectus supplement. As of March 31, 2000, we had issued an aggregate of $459.5 million of our Series A Senior Notes. For a description of the rights attaching to different series of Debt Securities under the Indenture, see "Events of Default, Notice and Waiver," "Modification of the Indenture" and "Discharge, Defeasance and Covenant Defeasance" below.

     The Notes will be unsecured obligations of ours. The Notes will rank equally with all of our other unsecured and unsubordinated indebtedness. At March 31, 2000, our Senior Debt aggregated approximately $631.2 million. We had no subordinated debt outstanding as of that date.

     We will at all times have appointed and maintain a Paying Agent (which may be the Trustee) authorized to pay the principal of (and premium, if any) or interest on any Notes on our behalf and having an office or agency (the "Paying Agent Office") in the Borough of Manhattan, the City of New York, where the Notes may be presented or surrendered for payment and notices, designations, or requests in respect of payments with respect to Notes may be served. We have initially appointed Chase Bank of Texas, National Association as the Paying Agent.

     Unless previously redeemed or repaid, a Note will mature on the date ("Stated Maturity") nine months or more from its date of issue that is specified on its face and in the applicable Pricing Supplement. The "maturity" of any Note refers herein to the date on which its principal becomes due and payable, whether at Stated Maturity, upon redemption, repayment or otherwise.

     Each Note will be denominated in a currency, composite currency or basket of currencies (each a "Specified Currency") as specified on its face and in the applicable Pricing Supplement, which may include U.S. dollars or any other currency, composite currency or basket of currencies set forth in the applicable Pricing Supplement. Purchasers of the Notes are required to pay for them by delivery of the requisite amount of the Specified Currency to the applicable Agent, unless other arrangements have been made. Unless otherwise specified in the applicable Pricing Supplement, payments on the Notes will be made in the applicable Specified Currency, provided that, at the election of the Note Holder and under specific circumstances at our option, payments on Foreign Currency Notes denominated in a Specified Currency other than U.S. dollars ("Foreign Currency Notes") may be made in U.S. dollars. See "Payment of Principal and Interest" below and "Investment Considerations Relating to Foreign Currency Notes." The term "Holder" means, with respect to any Note as of any time, the person in whose name that Note is registered at such time in the security register for the Notes maintained by and does not include the owner of a beneficial interest in a Book-Entry Note as described under "Book-Entry Notes" below.

     Each Note will be represented by either a permanent global Note (a "Global Security") registered in the name of, or a nominee of, the Depositary (each of the Notes represented by a permanent Global Security is referred to herein as a "Book-Entry Note") or a certificate issued in definitive registered form, without coupons (a "Certificated Note"), as set forth in the applicable Pricing Supplement. Except as set forth under "Book-Entry Notes" below, Book-Entry Notes will not be issuable in certificated form. So long as the Depositary or its nominee is the registered holder of any permanent Global Security, the Depositary or its nominee, as the case may be, will be considered the sole
Holder of the Book-Entry Note or Notes represented by that permanent Global Security for all purposes under the Indenture and the Notes. For a further description of the respective forms, denominations, and transfer and exchange procedures for any that permanent Global Security and the Book-Entry Notes, refer to "Book-Entry Notes" below and to the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, Notes will be sold in individual issues of Notes having a date of issue, interest rate or interest rate formula, if any, Stated Maturity, and other variable terms as shall be selected by the initial purchasers and agreed to by us. Notes denominated in U.S. dollars will be initially issued in denominations of $1,000 and integral multiples thereof, and Notes denominated in other than U.S. dollars will be initially issued in denominations of the amount of the Specified Currency for the Note equivalent, at the noon buying rate for cable transfers in the City of New York for the Specified Currency (the "Exchange Rate") on the first Market Day (as defined below) next preceding the date on which we accept the offer to purchase that Note, to $1,000 and integral multiples thereof (or the equivalent thereof in the Specified Currency for each Note). Interest rates offered by us with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of the Notes purchased in any single transaction.

     Unless otherwise indicated in the applicable Pricing Supplement, each Note, except any Notes which pay face value only and are issued at a discount (a "Zero Coupon Note"), will bear interest at a fixed rate or a rate determined by reference to one or more of the Commercial Paper Rate, the Prime Rate, LIBOR, the Treasury Rate, the CD Rate, the CMT Rate, the Eleventh District Cost of Funds Rate or the Federal Funds Rate, as adjusted by the Spread and/or Spread Multiplier (each as defined below), if any, applicable to that Note. See "Interest Rate." Zero Coupon Notes will be issued at a discount from the principal amount payable at maturity thereof, but holders of Zero Coupon Notes will not receive periodic payments of interest thereon.

     The Notes may be issued as Original Issue Discount Notes ("OID Notes"). An OID Note is a Note, including any Zero Coupon Note, that is issued at a price lower than the principal amount thereof and that may provide that upon redemption or acceleration of the maturity thereof an amount less than the principal amount thereof shall become due and payable. In the event of redemption or acceleration of the maturity of an OID Note, the amount payable to the Holder of the OID Note upon redemption or acceleration will be determined in accordance with the terms of the OID Note, but generally will be an amount less than the amount payable at the Stated Maturity of the OID Note. In addition, a
Note issued at a discount may, for U.S. federal income tax purposes, be considered an Original Issue Discount Security (as defined in the accompanying Prospectus), regardless of the amount payable upon redemption or acceleration of maturity of that Note. See "United States Taxation."

     The Notes will not be subject to any sinking fund and, unless we specify an initial date on which a Note may be redeemed by us (a "Redemption Commencement Date") in the applicable Pricing Supplement, the Notes will not be redeemable before their maturity. If we do specify a Redemption Commencement Date for any Note, the applicable Pricing Supplement will also specify one or more redemption prices (expressed as a percentage of the principal amount of that Note)
("Redemption Prices") and the redemption period or periods ("Redemption Periods") during which Redemption Prices shall apply. Unless otherwise specified in the Pricing Supplement, the Notes shall be redeemable at our option at any time on or after the specified Redemption Commencement Date at the specified Redemption Price applicable to the Redemption Period during which the Note is to be redeemed, together with interest accrued to the redemption date. If specified in the applicable Pricing Supplement, Holders may elect to have their Notes redeemed at one or more optional repayment dates. See "Repayment at the Option of the Holder" below.

     Certificated Notes may be presented for registration of transfer or exchange at the applicable Paying Agent Office in the City of New York. With respect to transfers of Book-Entry Notes and exchanges of permanent Global Securities representing Book-Entry Notes, see "Book-Entry Notes" below.

     For a description of the Indenture provisions relating to defeasance and covenant defeasance that will be applicable to the Notes, see "Discharge, Defeasance and Covenant Defeasance" below.

INTEREST  RATE

     Each Note, other than a Zero Coupon Note, will bear interest from and including its date of issue or from and including the most recent Interest Payment Date (as defined below) to which interest on that Note has been paid or duly provided for at the fixed rate per annum, or at the rate per annum determined pursuant to the interest rate formula, stated therein and in the applicable Pricing Supplement until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date and at maturity as specified below under "Payment of Principal and Interest."

     Each  Note,  other  than  a Zero Coupon Note, will bear interest at either:

          (a)  a  fixed  rate  (a  "Fixed  Rate  Note");  or

          (b) a variable rate determined by reference to an interest rate formula (a "Floating Rate Note"), which may be adjusted by adding or subtracting the Spread and/or multiplying by the Spread Multiplier (each term as defined below).

     A  Floating  Rate  Note  may  also  have  either  or  both:

          (a) a maximum, or ceiling, on the rate of interest that may accrue during any interest period (a "Maximum Rate"); and

          (b) a minimum, or floor, on the rate of interest that may accrue during any interest period (a "Minimum Rate").

     The "Spread" is the number of basis points specified in the applicable Pricing Supplement as applying to the Interest Rate Basis (as defined below) for the applicable Note, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as applying to the Interest Rate Basis for that Note.

     "Index Maturity" means, for a Floating Rate Note, the period to maturity of the interest or obligation on which the interest rate formula is based, as specified in the applicable Pricing Supplement. Unless otherwise provided in the applicable Pricing Supplement, The Chase Manhattan Bank will be the calculation agent (the "Calculation Agent") for Floating Rate Notes.

     "Business Day," as used herein for any particular location, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that location are authorized or obligated by law, regulation or executive order to close.

     "Market  Day"  means:

          (a) for any Note, other than a LIBOR Note or a Foreign Currency Note, any Business Day in The City of New York;

          (b) for a LIBOR Note, any day on which dealings in deposits in the Index Currency (as defined below) are transacted in the London interbank market (a "London Banking Day") which is also a Business Day in The City of New York;

          (c) for a Foreign Currency Note, any Business Day in the Principal Financial Center (as defined below) of the country issuing the applicable Specified Currency which is also a Business Day in The City of New York; and

          (d) for a Note the payment in respect of which is to be made in Euros, any Business Day in The City of New York which is also not a day that appears as an Euro non-settlement day on the display designated as "ISDE" on the Reuters Monitor Money Rates Service (or a day so designated by the Euro Banking Association) or, if Euro non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in Euros cannot be settled in the international interbank market.

     The applicable Pricing Supplement relating to a Fixed Rate Note will designate a fixed rate of interest per annum payable on that Fixed Rate Note. The applicable Pricing Supplement relating to a Floating Rate Note will designate an interest rate basis (the "Interest Rate Basis") for that Floating Rate Note. The Interest Rate Basis for each Floating Rate Note will be one or more of the following:

          (a)  the Commercial Paper Rate for "Commercial  Paper  Rate  Notes;"

          (b)  the  Prime  Rate  for  "Prime  Rate  Notes;"

          (c)  LIBOR  for  "LIBOR  Notes;"

          (d)  the  Treasury  Rate  for  "Treasury  Rate  Notes;"

          (e)  the  CD  Rate  for  "CD  Rate  Notes;"

          (f)  the  Federal  Funds  Rate  for  "Federal  Funds  Rate  Notes;"

          (g)  the  CMT  Rate  for  "CMT  Rate  Notes;"

          (h) the Eleventh District Cost of Funds Rate for "Eleventh District Cost of Funds Rate Notes;" or

          (i) any other interest rate basis or formula as the Pricing Supplement sets forth.

     The applicable Pricing Supplement for a Floating Rate Note will specify the Interest Rate Basis and, if applicable, the Calculation Agent, the Index Maturity, the Spread and/or Spread Multiplier, the Maximum Rate, the Minimum Rate, the Initial Interest Rate, the Interest Payment Dates, the Interest Determination Date, and the Interest Reset Dates for that Note.

     The interest rate on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually, annually, or otherwise (each an "Interest Reset Date"), as specified in the applicable Pricing Supplement. The Interest
Reset  Dates  will  be:

          (a)  for Floating Rate Notes which reset daily,  each Market Day;

          (b) for Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, the Wednesday of each week;

          (c) for Treasury Rate Notes that reset weekly, the Tuesday of each week, except as provided below;

          (d) for Floating Rate Notes (other than Eleventh District Cost of Funds Rate Notes) that reset monthly, the third Wednesday of each month;

          (e) for Eleventh District Cost of Funds Rate Notes that reset monthly, the first calendar day of the month;

          (f) for Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December;

          (g) for Floating Rate Notes that reset semi-annually, the third Wednesday of two months of each year as specified in the applicable Pricing Supplement;

          (h)  for  Floating Rate Notes  that reset annually,  the third
     Wednesday of the month of each year as specified in the applicable Pricing Supplement; and

          (i) for Floating Rate Notes that reset at intervals other than those described above, the days specified in the applicable Pricing Supplement;

provided, however, that the interest rate in effect from the date of issue to the first Interest Reset Date for a Floating Rate Note will be the Initial Interest Rate (as set forth in the applicable Pricing Supplement). If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Market Day for that Floating Rate Note, the Interest Reset Date for that Floating Rate Note shall be postponed to the next day that is a Market Day for that Floating Rate Note (except that for a LIBOR Note, if the applicable Market Day is in the next succeeding calendar month, the Interest Reset Date shall be the immediately preceding Market Day).

     The Interest Determination Date pertaining to an Interest Reset Date for a Commercial Paper Rate Note (the "Commercial Paper Rate Interest Determination Date"), for a Prime Rate Note (the "Prime Rate Interest Determination Date"), for a CD Rate Note (the "CD Rate Interest Determination Date"), for a Federal Funds Rate Note (the "Federal Funds Rate Interest Determination Date") and for a CMT Rate Note (the "CMT Rate Interest Determination Date") will be the second Market Day preceding the Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for an Eleventh District Cost of Funds Rate Note (the "Eleventh District Cost of Funds Rate Interest Determination Date") will be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the FHLB Index (as hereinafter defined). The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note will be the second London Banking Day preceding that Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Rate Interest Determination Date") will be the day of the week in which the Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, that Friday will be the Treasury Rate Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then that Interest Reset Date shall instead be the first Market Day immediately following that auction date.

     All percentages resulting from any calculations referred to in this Prospectus Supplement will be rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded to 9.87655% (or .0987655)), and all U.S. dollar amounts used in or resulting from these calculations will be rounded to the nearest cent (with one-half cent being rounded upwards) and, in the case of a Specified Currency other than U.S. dollars, to the nearest unit (with one-half unit being rounded upward).

     In addition to any Maximum Rate that may apply to a Floating Rate Note under the above provisions, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law the maximum rate of interest is 25% per annum on a simple interest basis, with specific exceptions. The limit may not apply to Floating Rate Notes in which U.S. $2,500,000 or more has been invested.

     Upon the request of the Holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect, and, if determined, the interest rate that will become effective on the next Interest Reset Date for that Floating Rate Note. The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error. Unless otherwise indicated in the applicable Pricing Supplement, the "Calculation Date," if applicable, pertaining to an Interest Determination Date will be the earlier of (1) the tenth calendar day after that Interest Determination Date or, if that day is not a Market Day, the next succeeding Market Day and (2) the Market Day immediately preceding the applicable Interest Payment Date or the date of maturity, as the case may be.

     Interest rates offered by us with respect to the Notes may differ depending upon, among other factors, the aggregate principal amount of Notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. Interest rates or formulas and other terms of Notes are subject to change by us from time to time, but no change will affect any Note previously issued or as to which an offer to purchase has been accepted by us.

COMMERCIAL  PAPER  RATE  NOTES

     Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the Commercial Paper Rate Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Commercial Paper Rate" means, for any Interest Reset Date, the Money Market Yield (calculated as described below) of the per annum rate (quoted on a bank discount basis) for the relevant Commercial Paper Rate Interest Determination Date for commercial paper having the specified Index Maturity as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper-Nonfinancial." If that rate is not published before 3:00 p.m., New York City time, on the relevant Calculation Date, then the Commercial Paper Rate for that Interest Reset Date shall be the Money Market Yield of that rate on that Commercial Paper Rate Interest Determination Date for commercial paper having the specified Index Maturity as published by the Federal Reserve Bank of New York on the Internet, under the heading "Selected Daily Rates." If by 3:00 p.m., New York City time, on that Calculation Date that rate is not yet published either in H.15(519) or by the Federal Reserve Bank of New York, the Commercial Paper Rate for that Interest Reset Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered per annum rates (quoted on a bank discount basis), as of 11:00 a.m., New York City time, on that Commercial Paper Rate Interest Determination Date, of three leading dealers of U.S. dollar commercial paper in The City of New York (which may include the Agents) selected by the Calculation Agent for U.S. dollar commercial paper of the specified Index Maturity placed for a nonfinancial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency; provided, however, that if fewer than three dealers selected by the Calculation Agent are quoting as mentioned in this sentence, the Commercial Paper Rate for that Interest Reset Date will be the Commercial Paper Rate in effect on that Commercial Paper Rate Interest Determination Date.

     "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                                    360 X D X 100
                                    -------------
            Money Market Yield =    360 - (D X M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the number of days in the period for which accrued interest is being calculated.

PRIME  RATE  NOTES

     Prime Rate Notes will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any), and will be payable on the dates, specified on their faces and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Prime Rate" means, for any Interest Reset Date, the rate set forth for the relevant Prime Rate Interest Determination Date in H.15(519) under the heading "Bank Prime Loan." If that rate is not published before 3:00 p.m., New York City time, on the relevant Calculation Date, then the Prime Rate for that Interest Reset Date will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or any other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks) ("Reuters Screen USPRIME1 Page") as that bank's prime rate or base lending rate as in effect for that Prime Rate Interest Determination Date as quoted on the Reuters Screen USPRIME1 Page on that Prime Rate Interest Determination Date. If fewer than four of these rates appear on the Reuters Screen USPRIME1 Page on that Prime Rate Interest Determination Date, the Prime Rate for that Interest Reset Date will be the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on that Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than four of these quotations are so provided, then the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided these quotations and by as many substitute banks or trust companies as necessary in order to obtain four of these prime rate quotations, provided the substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide the rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of the Prime Rate Interest Determination Date will be the Prime Rate in effect on the Prime Rate Interest Determination Date.

LIBOR  NOTES

     LIBOR Notes will bear interest at the rates (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any), specified in those LIBOR Notes and in any applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" means the rate determined by the Calculation Agent in accordance with the following provisions:

          (1) With respect to an Interest Determination Date relating to a LIBOR Note or any Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case that single rate shall be used) for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following that LIBOR Interest Determination Date, that appear on the Designated LIBOR Page specified in the applicable Pricing Supplement as of 11:00 a.m. London time, on that LIBOR Interest Determination Date, if at least two of these offered rates appear (unless, as aforesaid, only a single rate is required) on the Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following LIBOR Interest Determination Date that appears on the Designated LIBOR Page specified in the applicable Pricing Supplement as of 11:00 a.m., London time, on that LIBOR Interest Determination Date. If fewer than two offered rates appear, or if no rate appears, as applicable, LIBOR in respect of the related LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (2) below.

          (2) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as described in clause
     (1) above, the Calculation Agent will request the principal London office of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following that LIBOR Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in that Index Currency in that market at that time. If at least two of these quotations are so provided, then LIBOR on that LIBOR Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two of these quotations are provided, LIBOR determined on that LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center, on that LIBOR Interest Determination Date by three major banks in that Principal Financial Center (which may include affiliates of the Agents) selected by the Calculation Agent, for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in that Index Currency in that market at that time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of that LIBOR Interest Determination Date will be LIBOR in effect on that LIBOR
     Interest  Determination  Date.

     "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. dollars.

     "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the method for calculating LIBOR, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

     "Principal Financial Center" will be the capital city of the country issuing the Specified Currency in respect of which payment on the Notes is to be made or, solely with respect to the calculation of LIBOR, of the specified Index Currency, except that with respect to U.S. dollars, Australian dollars, German Marks, Dutch Guilders, Italian Lire, Swiss Francs and Euros, the Principal Financial Center shall be The City of New York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

TREASURY  RATE  NOTES

     Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if
any), and will be payable on the dates, specified on the face of the Treasury Rate Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Treasury Rate" means, for any Interest Reset Date,

          (a) the rate from the auction held on the Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable pricing supplement under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace that page on that service) ("Telerate Page 56") or page 57 (or any other page as may replace that page on that service) ("Telerate Page 57"), or

          (b) if the rate referred to in clause (a) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High," or

          (c) if the rate referred to in clause (b) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

          (d) if the rate referred to in clause (c) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in
     H. 15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary market," or

          (e) if the rate referred to in clause (d) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market," or

          (f) if the rate referred to in clause (e) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement, or

          (g) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (f), the Treasury Rate in effect on the particular Interest Determination Date.

CMT  RATE  NOTES

     CMT Rate Notes will bear interest at the interest rates (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the CMT Rate Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Reset Date,

     (a) if CMT Telerate Page 7051 is specified in the applicable pricing supplement:

          (1) the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Treasury Constant Maturities," as the yield is displayed on Bridge Telerate, Inc. (or any successor service) on page 7051 (or any other page as may replace the specified page on that service) ("Telerate Page 7051"), for the particular Interest Determination Date, or

          (2) if the rate referred to in clause (1) does not appear on Telerate Page 7051, the percentage equal to the yield for United States Treasury securities as "constant maturity" having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption "Treasury Constant Maturities," or

          (3) if the rate referred to in clause (2) does not appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

          (4) if the rate referred to in clause (3) is not published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the agents or their affiliates) (each, a "Reference Dealer"), selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

          (5) if fewer than five but more than two of the prices referred to in clause (4) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

          (6) if fewer than three prices referred to in clause (5) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

          (7) if fewer than five but more than two prices referred to in clause (6) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

          (8) if fewer than three prices referred to in clause (6) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date.

     (b) if CMT Telerate Page 7052 is specified in the applicable pricing supplement:

          (1) the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption "Treasury Constant Maturities," as the yield is displayed on Bridge Telerate, Inc. (or any successor service) (on page 7052 or any other page as may replace the specified page on that service) ("Telerate Page 7052"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or

          (2) if the rate referred to in clause (1) does not appear on Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption "Treasury Constant Maturities," or

          (3) if the rate referred to in clause (2) does not appear in H.15(519), the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or

          (4) if the rate referred to in clause (3) is not published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

          (5) if fewer than five but more than two of the prices referred to in clause (4) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

          (6) if fewer than three prices referred to in clause (5) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time, or

          (7) if fewer than five but more than two prices referred to in clause (6) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated, or

          (8) if fewer than three prices referred to in clause (6) are provided as requested, the CMT Rate in effect on that Interest Determination Date.

     If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable CMT Rate Note and the applicable Pricing Supplement have remaining terms to maturity equally close to the Index Maturity specified in the applicable CMT Rate Note and the applicable Pricing Supplement, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

CD  RATE  NOTES

     CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the CD Rate Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "CD Rate" means, for any Interest Reset Date, the rate for the relevant CD Rate Interest Determination Date for negotiable U.S. dollar certificates of deposit having the specified Index Maturity as published in H.15(519) under the heading "CDs (Secondary Market)." If that rate is not published before 3:00 p.m., New York City time, on the relevant Calculation Date, then the CD Rate for that Interest Reset Date shall be the rate on that CD Rate Interest Determination Date for negotiable U.S. dollar certificates of deposit having the specified Index Maturity as published by the Federal Reserve Bank of New York on the Internet, under the heading "Selected Daily Rates." If by 3:00 p.m., New York City time, on the applicable Calculation Date that rate is not published either in H.15(519) or by the Federal Reserve Bank of New York, the CD Rate for that Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates, as of 10:00 a.m., New York City time, on that CD Rate Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the specified Index Maturity in a denomination of U.S. $5,000,000; provided, however, that if fewer than three dealers selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the CD Rate for that Interest Reset Date will be the CD Rate in effect on that CD Rate Interest Determination Date.

FEDERAL  FUNDS  RATE  NOTES

     Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the Federal Funds Rate Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Federal Funds Rate" means, for any Interest Reset Date,

          (a) the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" and displayed on Bridge Telerate, Inc. (or any successor service) on page 120 (or any other page as may replace the specified page on that service) ("Telerate Page 120"), or

          (b) if the rate referred to in clause (a) does not appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or any other recognized electronic source used for
     the   purpose  of  displaying  the applicable  rate,  under  the  caption
     "Federal  Funds  (Effective),"  or

          (c) if the rate referred to in clause (b) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Agents or their affiliates), selected by the Calculation Agent prior to 9:00 A.M., New York City time, on that Interest Determination Date, or

          (d) if the brokers so selected by the Calculation Agent are not quoting as mentioned in clause (c), the Federal Funds Rate in effect on the particular Interest Determination Date.

ELEVENTH  DISTRICT  COST  OF  FUNDS  RATE  NOTES

     Eleventh District Cost of Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the Eleventh District Cost of Funds Rate Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Eleventh District Cost of Funds Rate" means, for any Interest Reset Date, the rate on the relevant Eleventh District Cost of Funds Rate Interest Determination Date, which is equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the applicable Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 a.m., San Francisco time, on that Eleventh District Cost of Funds Rate Interest Determination Date. If that rate does not appear on Telerate Page 7058 on that Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on that Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "FHLB Index") by the FHLB of San Francisco as the cost of funds for the calendar month immediately preceding the applicable Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the FHLB Index on or prior to that Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding that Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh
District Cost of Funds Rate determined as of that Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of
Funds Rate in effect on that Eleventh District Cost of Funds Rate Interest Determination Date.

INVERSE  FLOATING  RATE  NOTES

     Any Floating Rate Note may be designated in the applicable Pricing Supplement as an "Inverse Floating Rate Note," in which event the interest rate on that Floating Rate Note will be equal to (1) in the case of each period commencing on the date of issue to but excluding the first Interest Reset Date, the Initial Interest Rate specified in the applicable Pricing Supplement and (2) in the case of each period commencing on an Interest Reset Date, a fixed rate of interest specified in the applicable Pricing Supplement, minus the interest rate determined by the reference to the Interest Rate Basis specified in the applicable Pricing Supplement; provided, however, that unless otherwise specified in the applicable Pricing Supplement, the interest rate thereon will not be less than zero.

FLOATING  RATE/FIXED  RATE  NOTES

     The applicable Pricing Supplement may provide that a Note will be a Floating Rate Note for a specified portion of its term and a Fixed Rate Note for the remainder of its term, in which event the interest rate on that Note will be determined as herein provided as if it were a Floating Rate Note and a Fixed
Rate Note thereunder for each respective period, all as specified in the applicable Pricing Supplement.

INDEXED  NOTES

     Some Notes ("Indexed Notes") may be issued with the principal amount payable at maturity, and/or the amount of interest payable on an Interest Payment Date, to be determined by reference to one or more currencies (including baskets of currencies), one or more commodities (including baskets of commodities), one or more securities (including baskets of securities) and/or any other index (each, an "Index") as set forth in the applicable Pricing Supplement. Holders of Indexed Notes may receive a principal amount at maturity that is greater than or less than the face amount (but not less than zero) of those Notes depending upon the value at maturity of the applicable Index. With respect to any Indexed Note, information as to the methods for determining the principal amount payable at maturity and/or the amount of interest payable on an Interest Payment Date, as the case may be, as to any one or more currencies (including baskets of currencies), commodities (including baskets of commodities), securities (including baskets of securities) or other indices to which principal or interest is indexed, as to any additional foreign exchange or other risks or as to any additional tax considerations may be set forth in the applicable Pricing Supplement. See "Investment Considerations Relating to Indexed Notes."

PAYMENT  OF  PRINCIPAL  AND  INTEREST

     Payments of principal of (and premium, if any) and interest on all Book-Entry Notes will be made in accordance with the procedures of the Depositary and its Participants in effect from time to time as described under "Book-Entry Notes" below. Unless otherwise specified in the applicable Pricing Supplement, payments of principal of (and premium, if any) and interest on all Certificated Notes will be made in the applicable Specified Currency; provided, however, that payments of principal (and premium, if any) and interest on Foreign Currency Notes will nevertheless be made in U.S. dollars:

          (a) with respect to any Certificated Notes, at the option of the Holders of those Notes under the procedures described in the two following paragraphs; and

          (b) with respect to any Notes, at our option in the case of imposition of exchange controls or other circumstances beyond our control as described in the last paragraph under this heading.

     Unless otherwise specified in the applicable Pricing Supplement, and except as provided in the next paragraph, payments of principal of (and premium, if any) and interest on any Certificated Foreign Currency Note will be made in U.S. dollars if the registered Holder of that Note on the relevant Regular Record Date, or at maturity, as the case may be, has transmitted a written request for payment in U.S. dollars to the Paying Agent at the Paying Agent Office in The City of New York on or before the applicable Regular Record Date, or the date 15 days before maturity, as the case may be. This request may be in writing (mailed or hand delivered) or sent by cable, telex, or other form of facsimile transmission. Any request made for any Certificated Foreign Currency Note by a registered Holder will remain in effect for any further payments of principal of (and premium, if any) and interest on that Note payable to that Holder, unless that request is revoked on or before the relevant Regular Record Date or the date 15 days before maturity, as the case may be. Holders of Certificated Foreign Currency Notes that are registered in the name of a broker or nominee should contact that broker or nominee to determine whether and how to elect to receive payments in U.S. dollars.

     Unless otherwise specified in the applicable Pricing Supplement, the U.S. dollar amount to be received by a Holder of a Foreign Currency Note (including a Book-Entry Note) who elects to receive payment in U.S. dollars will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent (as defined below) as of 11:00 a.m., New York City time, on the second Market Day next preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on the applicable payment date in the aggregate amount of the Specified Currency payable to all Holders of Foreign Currency Notes electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three bid quotations are not available on the second Market Day preceding the date of payment of principal (and premium, if any) or interest for any Note, the payment will be made in the Specified Currency. All currency exchange costs associated with any payment in U.S. dollars on any of these Notes will be borne by the Holder thereof by deductions from the payment. The Exchange Rate Agent (the "Exchange Rate Agent") with respect to any Foreign Currency Notes will be specified in the applicable Pricing Supplement.

     Interest will be payable to the person in whose name a Note is registered (which for a permanent Global Security representing Book-Entry Notes will be the Depositary or a nominee of the Depositary) at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, that interest payable at maturity will be payable to the person to whom principal shall be payable (which for permanent Global Securities representing Book-Entry Notes, will be the Depositary or a nominee of the Depositary). The first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the second Interest Payment Date next succeeding its date of issue to the Holder of that Note on the Regular Record Date relating to that second Interest Payment Date. Unless otherwise indicated in the applicable Pricing Supplement, the "Regular Record Date" for any Floating Rate Note shall be the date 15 calendar days before each Interest Payment Date, whether or not that date is a Market Day, and the "Regular Record Date" for any Fixed Rate Note shall be the March 1 and September 1 next preceding the March 15 and September 15 Interest Payment Dates.

     Unless otherwise indicated in the applicable Pricing Supplement and except as provided below, interest will be payable:

          (a) for Floating Rate Notes that reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year (as indicated in the applicable Pricing Supplement);

          (b) for Floating Rate Notes that reset quarterly, on the third Wednesday of March, June, September and December of each year;

          (c) for Floating Rate Notes that reset semi-annually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement;

          (d)  for  Floating  Rate  Notes  that  reset  annually, on  the third
Wednesday  of  the  month  specified  in the applicable Pricing Supplement; and

          (e) for Floating Rate Notes that reset at intervals other than those described above, on the days specified in the applicable Pricing Supplement,

(each an "Interest Payment Date") and, in each case, at maturity. Payments of interest on any Fixed Rate Note or Floating Rate Note for any Interest Payment Date will include interest accrued to but excluding the applicable Interest Payment Date or date of maturity as the case may be.

     For a Floating Rate Note, accrued interest from (and including) the date of issue or from (and including) the last date to which interest has been paid is calculated by multiplying the principal amount of that Floating Rate Note by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day from (and including) the date of issue, or from (and including) the last date to which interest has been paid to (but excluding) the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each day is computed by dividing the interest rate (expressed as a decimal) applicable to that date by 360 for Commercial Paper Rate Notes, Prime Rate Notes, LIBOR Notes, CD Rate Notes, Eleventh District Cost of Funds Rate Notes or Federal Funds Rate Notes, or by the actual number of days in the year for Treasury Rate Notes or CMT Rate Notes. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

     Except as provided in the next sentence, a payment on any Note due on any day that is not a Market Day need not be made on that day, but may be made on the next succeeding Market Day with the same force and effect as if made on the due date, and no interest on that payment shall accrue for the period from and after that date. If an Interest Payment Date (other than at maturity) for any Floating Rate Note would otherwise fall on a day that is not a Market Day for that Note, that Interest Payment Date will be postponed to the next succeeding Market Day (or, for a LIBOR Note, if that day falls in the next calendar month, the next preceding Market Day).

     Payment of the principal of (and premium, if any) and any interest due on any Certificated Note at maturity to be made in U.S. dollars will be made in immediately available funds upon surrender of that Note at the Paying Agent Office in The City of New York, provided that Certificated Note is presented to the Paying Agent in time for the Paying Agent to make payments in those funds in accordance with its normal procedures. Payments of interest on any Certificated Note to be made in U.S. dollars other than at maturity will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or, if that Holder owns Notes aggregating at least $10 million in principal amount, by wire transfer to the account as may have been appropriately designated by that Person.

     Unless otherwise specified in the applicable Pricing Supplement, payments of interest and principal (and premium, if any) with respect to any Certificated Foreign Currency Note will be made by wire transfer of immediately available funds to an account with a bank located in the country issuing the Specified Currency (or, with respect to Certificated Notes denominated in or, in the case of dual currency Notes, payable in Euros, must be made by wire transfer (not check to an Euro Denominated account (or any other account to which Euros may be credited or transferred) specified by the payer) or other jurisdiction acceptable to us and the Paying Agent as shall have been designated at least five Business Days prior to the Interest Payment Date or Stated Maturity, as the case may be, by the registered Holder of that Note on the relevant Regular Record Date or maturity, provided that, in the case of payment of principal (and premium, if any) and any interest due at maturity, the Note is presented to the Paying Agent in time for the Paying Agent to make payments in those funds in accordance with its normal procedures. This designation shall be made by filing the appropriate information with the Paying Agent at the Paying Agent Office in The City of New York, and, unless revoked, any designation made with respect to any Certificated Foreign Currency Note by a registered Holder will remain in effect with respect to any further payments with respect to that Note payable to that Holder. If a payment with respect to any Note cannot be made by wire transfer because the required designation has not been received by the Paying Agent on or before the requisite date or for any other reason, a notice will be mailed to the Holder at its registered address requesting a designation pursuant to which that wire transfer can be made and, upon the Paying Agent's receipt of a designation, that payment will be made within five Business Days of receipt. We will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Certificated Notes in respect of which payments are made.

     If the principal of (and premium, if any) or interest on any Note is payable in other than U.S. dollars and that Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to the Holder of that Note by making payment (including any payment at maturity) in U.S. dollars on the basis of the most recently available Exchange Rate. If the principal of (and premium, if any) and interest on any Note is payable in Euros, and the Euro is not available due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to the Holder of that Note by making payment (including any payment at maturity) as described under "Investment Considerations Relating to Foreign Currency Notes - Notes Denominated in Euros." Any payment made under these circumstances in that a manner will not constitute an Event of Default under any Note or the Indenture.

REDEMPTION  AT  OUR  OPTION

     Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The Notes will be redeemable at our option prior to Stated Maturity only if a Redemption Commencement Date is specified in the applicable Pricing Supplement. If so specified, the Notes will be subject to redemption at our option on any date on and after the applicable Redemption Commencement Date in whole or from time to time in part in increments of $1,000 (or the minimum denomination specified in the applicable Pricing Supplement), provided that any remaining principal amount of those Notes will be an authorized denomination of those Notes, at the applicable Redemption Price (as defined below) on notice given not more than 60 nor less than 30 days prior to the date of redemption and in accordance with the provisions of the Indenture. "Redemption Price," with respect to a Note, means an amount equal to the sum of (1) 100% of the unpaid principal amount thereof or the portion thereof to be redeemed (or, if the applicable Note is an OID Note, the Amortized Face Amount (as defined below) determined as of the date of redemption as provided below), (2) the Initial Redemption Percentage specified in the applicable Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable, also as specified in the Pricing Supplement) multiplied by the unpaid principal amount or the portion to be redeemed (or, if the applicable Note is an OID Note, the Issue Price (as determined under Treasury Regulation Section 1.1273-2(a)(1)) specified in the applicable Pricing Supplement (the "Issue Price"), net of any portion of the applicable Issue Price which has been paid prior to the date of redemption, or the portion of the applicable Issue Price (or that net amount) proportionate to the portion of the unpaid principal amount to be redeemed) plus (3) accrued interest to the date of redemption (or, if the applicable Note is an OID Note, any accrued interest to the date of redemption the payment of which would constitute qualified stated interest payments within the meaning of Treasury Regulation Section 1.1273-1(c) under the Code (as defined below)). The Initial Redemption Percentage, if any, applicable to a Note shall decline at each anniversary of the Redemption Commencement Date by an amount equal to the applicable Annual Redemption
Percentage Reduction, if any, until it equals zero. "Amortized Face Amount," with respect to an OID Note, means an amount equal to the sum of (a) the Issue Price plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of that Note within the meaning of Section 1273(a)(2) of the Code, whether denominated as principal or interest, over the Issue Price) which shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of that Note to the date of determination, minus (c) any amount considered as part of the "stated redemption price at maturity" of that Note which has been paid from the date of issue to the date of determination.

REPAYMENT  AT  THE  OPTION  OF  THE  HOLDER

     If so specified in the applicable Pricing Supplement, the Notes will be repayable by us in whole or from time to time in part at the option of the Holders thereof on their respective Optional Repayment Dates specified in that Pricing Supplement. If no Optional Repayment Date is specified with respect to a Note, that Note will not be repayable at the option of the Holder thereof prior to Stated Maturity. Any repayment in part will be in increments of $1,000 (or the minimum denomination specified in the applicable Pricing Supplement) provided that any remaining principal amount of the applicable Note will be an authorized denomination of the applicable Note. Unless otherwise specified in the applicable Pricing Supplement, the repayment price for any Note to be repaid means an amount equal to the sum of (1) 100% of the unpaid principal amount thereof or the portion thereof (or, if the applicable Note is an OID Note, the Amortized Face Amount determined as of the date of repayment) plus (2) accrued interest to the date of repayment (or, if the applicable Note is an OID Note, any accrued interest to the date of repayment the payment of which would constitute qualified stated interest payments within the meaning of Treasury Regulation Section 1.1273-1(c) under the Code). Information with respect to the repayment price for Indexed Notes shall be set forth in the applicable Pricing Supplement. For any Note to be repaid, that Note must be received, together with the form thereon entitled "Option to Elect Repayment" duly completed, by the applicable Trustee at its Corporate Trust Office (or any other address of which we shall from time to time notify the Holders) not more than 60 nor less than 30 days prior to the date of repayment. Exercise of the repayment option by the Holder will be irrevocable.

     While the Book-Entry Notes are represented by the Global Securities held by or on behalf of the Depositary, and registered in the name of the Depositary or the Depositary's nominee, the option for repayment may be exercised by the Depositary, acting on behalf of each applicable Participant, who is in turn acting on behalf of the beneficial owners of the Global Security or Securities representing Book-Entry Notes, by delivering a written notice substantially similar to the above-mentioned form to the Trustee at its Corporate Trust Office (or any other address of which we shall from time to time notify the Holders) not more than 60 nor less than 30 days prior to the date of repayment. Any written notice must be received by the Trustee by 5:00 p.m., New York City time, on the last day for giving notice. In order to ensure that notice is received by the Trustee on a particular day, the beneficial owner of the Global Security or Securities representing the Book-Entry Notes must so direct the applicable Participant before the Participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners of the Global Security or Securities representing Book-Entry Notes should consult the Participants through which they own their interest therein for the respective deadlines for the Participants. All instructions given to the Participants from beneficial owners relating to the option to elect repayment shall be irrevocable. In addition, at the time these instructions are given, the beneficial owners shall cause the applicable Participant to transfer the beneficial owner's interest in the Global Security or Securities representing Book-Entry Notes, on the Depositary's records, to the applicable Trustee. See "Book-Entry Notes."

     If applicable, we will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws or regulations in connection with any repayment.

     We may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by us may be held or resold or, at our discretion, may be surrendered to the Trustee for cancellation.

MERGER,  CONSOLIDATION  OR  SALE

     We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation or trust or entity provided that: (1) either we are the continuing entity, or the successor entity (if other than us) formed by or resulting from any consolidation or merger or which shall have received the transfer of those assets shall expressly assume payment of the principal of (and premium, if any) and interest, if any, on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture;
(2) immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation or the obligation of any Subsidiary as a result thereof as having been incurred by us or that Subsidiary at the time of the transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and (3) an officers' certificate and legal opinion covering those conditions shall be delivered to the Trustee
(Sections  801  and  803  of  the  Indenture).

COVENANTS

     Limitations on Incurrence of Debt. We will not, and will not permit any Subsidiary to, incur any Debt (as defined below) if, immediately after giving effect to the incurrence of that Debt and the application of the proceeds thereof, the aggregate principal amount of all our outstanding Debt and that of any Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of (without duplication) (1) our Total Assets (as defined below) as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission (or, if that filing is not permitted under the Exchange Act with the Trustee) prior to the incurrence of the additional Debt and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent the proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any Subsidiary since the end of that calendar quarter, including those proceeds obtained in connection with the incurrence of that additional Debt (Section 1004 of the Indenture).

     In addition to the foregoing limitation on the incurrence of Debt, we will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our property or that of any Subsidiary if, immediately after giving effect to the incurrence of that Debt and the application of the proceeds thereof, the aggregate principal amount of all our outstanding Debt and that of the Subsidiaries on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our property and that of any Subsidiary is greater than 40% of our Total Assets (Section 1004 of the Indenture).

     In addition to the foregoing limitations on the incurrence of Debt, we will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which the additional Debt is to be incurred shall have been less than 1.5, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that: (1) that Debt and any other Debt incurred by us and the Subsidiaries since the first day of that four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of that period; (2) the repayment or retirement of any other Debt by us and the Subsidiaries since the first day of that four-quarter period had been incurred, repaid or retired at the beginning of that period (except that, in making the computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of that Debt during that period); (3) in the case of Acquired Debt (as defined below) or Debt incurred in connection with any acquisition since the first day of that four-quarter period, the related acquisition had occurred as of the first day of that period with the appropriate adjustments with respect to that acquisition being included in the applicable pro forma calculation; and (4) in the case of any acquisition or disposition by us or the Subsidiaries of any asset or group of assets since the first day of the applicable four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, that acquisition or disposition or any related repayment of Debt had occurred as of the first day of that period with the appropriate adjustments with respect to that acquisition or disposition being included in the pro forma calculation (Section 1004 of the Indenture).

     Existence. Except as permitted under "Merger, Consolidation or Sale," we will do or cause to be done all things necessary to preserve and keep in full force and effect our legal existence, rights (charter and statutory) and franchises; provided, however we will not be required to preserve any right or franchise if we determine that the preservation thereof is no longer desirable in the conduct of our business (Section 1005 of the Indenture).

     Maintenance of Properties. We will cause all of our material properties used or useful in the conduct of our business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times (Section 1006 of the Indenture).

     Insurance. We will keep, and will cause each of the Subsidiaries to keep, all of our insurable properties insured against loss or damage in an amount at least equal to their then full insurable value with insurers of recognized responsibility and, if those insurers have publicly rated debt, the rating for that debt must be at least investment grade with a nationally recognized rating agency (Section 1007 of the Indenture).

     Payment of Taxes and Other Claims. We will pay or discharge, or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon us or any Subsidiary or upon our income, profits or property or that of any Subsidiary and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or that of any Subsidiary; provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith (Section 1008 of the Indenture).

     Provision  of  Financial  Information.  Whether  or  not  we are subject to
Section 13 or 15(d) of the Exchange Act, we will, within 15 days of each of the respective dates by which we would have been required to file annual reports, quarterly reports and other documents with the Securities and Exchange Commission if we were so subject, (1) transmit by mail to all Note Holders, as their names and addresses appear in the security Register, without cost to those Note Holders, copies of the annual reports, quarterly reports and other documents that we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections, (2) file with the Trustee copies of annual reports, quarterly reports and other documents that we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections and (3) promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Note Holder (Section 1009 of the Indenture).

     Maintenance of Value of Unencumbered Assets to Unsecured Debt. We will at all times maintain an Unencumbered Total Asset Value (as defined below) in an amount of not less than 100% of the aggregate principal amount of all our outstanding Debt and that of the Subsidiaries that is unsecured (Section 1013 of the Indenture).

     Limited Covenants in the Event of a Highly Leveraged Transaction. Other than our covenants included in the Indenture as described above, there are no covenants in the Indenture that will afford the Note Holders protection in the event of a highly leveraged transaction or similar transaction involving us. Restrictions on ownership and transfers of our common shares and preferred shares are designed to preserve our status as a REIT and, therefore, may act to prevent or hinder a change of control.

     As  used  herein,

     "Acquired Debt" means Debt of a person (1) existing at the time that person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from that person, in each case, other than Debt incurred in connection with, or in contemplation of, that person becoming a Subsidiary or that acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a Subsidiary.

     "Annual Service Charge" as of any date means the maximum amount which is payable in any period for interest on, and original issue discount of, our Debt and that of the Subsidiaries and the amount of dividends which are payable in respect of any Disqualified Stock (as defined below).

     "Capital Shares" means, with respect to any person, any capital shares (including preferred shares), interests, participations or other ownership interests (however designated) of that person and any rights (other than debt securities convertible into or exchangeable for capital shares), warrants or options to purchase any thereof.

     "Consolidated Income Available for Debt Service" for any period means our Funds from Operations (as defined below) and those of the Subsidiaries plus amounts which have been deducted for interest on Debt and that of the Subsidiaries.

     "Debt" of ours or any Subsidiary means any of our indebtedness, and that of any Subsidiary, other than contingent liabilities (except to the extent set forth in (3) below), in respect of (without duplication) (1) borrowed money evidenced by bonds, notes, debentures or similar instruments, (2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or any Subsidiary, (3) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, (4) the principal amount of all our obligations and those of any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock or (5) any lease of property by us or any Subsidiary as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles to the extent, in the case of items of indebtedness under (1) through (3) above, that any of those items (other than letters of credit) would appear as a liability on our consolidated balance sheet in accordance with generally accepted accounting principles, but does not include any of our obligations or those of any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, Debt of another person (other than us or any Subsidiary) unless and until we or our Subsidiary shall become directly liable in respect thereof.

     "Disqualified Stock" means, with respect to any person, any Capital Shares of that person which by the terms of those Capital Shares (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (2) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (3) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the Debt Securities.

     "Funds from Operations" for any period means net income plus depreciation and amortization of real estate assets and extraordinary charges, excluding gains and losses on sales of properties and securities.

     "Subsidiary"  means  one  of  our  subsidiaries.

     "Total Assets" as of any date means the sum of (1) our Undepreciated Real Estate Assets and (2) all other assets of ours determined in accordance with generally accepted accounting principles (but excluding goodwill and unamortized debt costs).

     "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of our real estate assets and those of the Subsidiaries on the applicable date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Unencumbered Total Asset Value" as of any date shall mean the sum of our Total Assets which are unencumbered by any mortgage, lien, charge, pledge, or security interest.

EVENTS  OF  DEFAULT,  NOTICE  AND  WAIVER

     The Indenture provides that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (1) default for 30 days in the payment of any installment of interest on any Debt Security of that series; (2) default in the payment of the principal of (or premium, if any, on) any Debt Security of that series at its Maturity; (3) default in making any sinking fund payment as required for any Debt Security of that series; (4) default in the performance or breach of any other covenant or warranty of ours contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than that series), continued for 60 days after written notice as provided in the Indenture; (5) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by us (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles but not including any indebtedness or obligations for which recourse is limited to property purchased or property mortgaged) in an aggregate principal amount in excess of $10,000,000 or under any mortgage indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us (including those leases but not including indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $10,000,000 by us, whether that indebtedness now exists or shall hereafter be created, which default shall have resulted in that indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or those obligations being accelerated, without that acceleration having been rescinded or annulled; (6) events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any Significant Subsidiary (defined below) or either of our properties; and (7) any other Event of Default provided with respect to a particular series of Debt Securities (Section 501 of the Indenture). The term "Significant Subsidiary" means each of our significant subsidiaries (as defined in Regulation S-X promulgated under the Securities Act).

     If an Event of Default under the Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt
Securities of that series are OID Notes or Indexed Notes, that portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately by written notice thereof to us (and to the Trustee if given by the Holders). However, at any time after a declaration of acceleration with respect to Debt Securities of that series (or of all Debt Securities then outstanding under the Indenture, as the case may be) has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of outstanding Debt Securities of the applicable series (or of all Debt Securities then outstanding under the Indenture, as the case may be) may rescind and annul any declaration and its consequences if (1) we shall have deposited with the Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of the applicable series (or of all Debt Securities then outstanding under the Indenture, as the case may be), plus fees, expenses, disbursements and advances of the Trustee and
(2) all Events of Default, other than the non-payment of accelerated principal (or a specified portion thereof), with respect to Debt Securities of that series (or of all Debt Securities then outstanding under the Indenture, as the case may be) have been cured or waived as provided in the Indenture (Section 502 of the Indenture). The Indenture also provides that the Holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the Indenture, as the case may be) may waive any past default with respect to the applicable series and its consequences, except a default (a) in the payment of the principal of (or premium if any) or interest, if any, on any Debt Security of that series or (b) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holders of each outstanding Debt Security affected thereby (Section 513 of the Indenture).

     The Trustee is required to give notice to the Holders of Debt Securities within 90 days of a default under the Indenture unless that default shall have been cured or waived; provided, however, that that Trustee may withhold notice to the Holders of any Series of Debt Securities of any default with respect to that series (except a default in the payment of the principal of (or premium, if any) or interest, if any, on any Debt Security of that series or in the payment of any sinking fund installment in respect of any Debt Security of that series) if the Responsible Officers of the Trustee consider that withholding to be in the interest of those Holders (Section 601 of the Indenture).

     The Indenture provides that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the outstanding Debt Securities of that series, as well as an offer of indemnity reasonably satisfactory to it (Section 507 of the Indenture). This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest, if any, on those Debt Securities at the respective due dates thereof (Section 508 of the Indenture).

     Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under an obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders of any series of Debt Securities then outstanding under the Indenture, unless those Holders shall have offered to the Trustee thereunder reasonable security or indemnity (Section 602 of the Indenture). The Holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the Holders of Debt Securities of each series not joining therein (Section 512 of the Indenture).

     Within 120 days after the close of each fiscal year, we must deliver to the Trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the Indenture and, if so, specifying each default and the nature and statue thereof (Section
1010  of  the  Indenture).

MODIFICATION  OF  THE  INDENTURES

     Modification and amendment of the Indenture may be made only with the consent of the Holders of not less than a majority in principal amount of all outstanding Debt Securities issued under the Indenture which are affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the Holder of each Debt Security affected thereby,
(1) change the Stated Maturity of the principal of, or any installment of interest (or premium, if any) on, any that Debt Security, (2) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, that Debt Security, or reduce the amount of principal of an OID Note that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of that Debt Security, (3) change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest, if any, on any that Debt Security, (4) impair the right to institute suit for the enforcement of any payment on or with respect to that Debt Security, (5) reduce the above-stated percentage of outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with specific provisions thereof or specific defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture, or (6) modify any of the foregoing provisions or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage to effect that action or to provide that other provisions may not be modified or waived without the consent of the Holder of that Debt Security (Section 902 of the Indenture).

     The Holders of not less than a majority in principal amount of outstanding Debt Securities issued under the Indenture have the right to waive compliance by us with specific covenants in the Indenture (Section 1012 of the Indenture).

     Modifications and amendments of the Indenture may be made by us and the Trustee thereunder without the consent of any Holder of Debt Securities for any of the following purposes: (1) to evidence the succession of another person to us as obligor under the Indenture; (2) to add to the covenants for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon us in the Indenture; (3) to add Events of Default for the benefit of the Holders of all or any series of Debt Securities; (4) to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize specific terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (5) to change or eliminate any provisions of the Indenture, provided that change or elimination shall become effective only when there are no Debt Securities outstanding of any series created prior thereto which are entitled to the benefit of that provision; (6) to secure the Debt Securities; (7) to establish the form or terms of Debt
Securities of any series, including the provisions and procedures, if applicable, for the conversion of those Debt Securities into our common shares or preferred shares; (8) to provide for the acceptance or appointment of a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee; (9) to cure any ambiguity, defect or inconsistency in the Indenture, provided that action shall not adversely affect the interests of Holders of Debt Securities of any series issued under the Indenture; or (10) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the Debt Securities, provided that action shall not adversely affect the interests of the Holders of the Debt Securities of any series (Section 901 of the Indenture).

DISCHARGE,  DEFEASANCE  AND  COVENANT  DEFEASANCE

     Under the Indenture, we may discharge specific obligations to Holders of any series of Debt Securities issued thereunder that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which those Debt Securities are payable in an amount sufficient to pay the entire indebtedness on those Debt Securities in respect of principal (and premium, if any) and interest to the date of deposit (if those Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be (Section 401 of the Indenture).

     The Indenture provides that, if the provisions of Article Fourteen thereof are made applicable to the Debt Securities of or within any series pursuant to
Section 301 of the Indenture, we may elect either (1) to defease and be discharged from any and all obligations with respect to those Debt Securities (except for the obligation to pay additional amounts, if any, upon the occurrence of specific events of tax, assessment or governmental charge with respect to payments on those Debt Securities and the obligations to register the transfer or exchange of those Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of those Debt Securities and to hold moneys for payment in trust ("defeasance") (Section 1402 of the Indenture) or (2) to be released from our obligations with respect to those Debt Securities under Section 1004 to 1009, inclusive, and Section 1013 of the Indenture (being the restrictions described under "Covenants") or, if provided pursuant to Section 301 of the Indenture, our obligations with respect to any other covenant, and any omission to comply with the obligations shall not constitute a default or an Event of Default with respect to those Debt Securities ("covenant defeasance") (Section 1403 of the Indenture), in either case upon the irrevocable deposit by us with the Trustee, in trust, of an amount, in those currency or currencies, currency unit or units or composite currency or currencies in which those Debt Securities are payable at Stated Maturity, or Government Obligations (as defined below), or both applicable to those Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor (Section 1404 of the Indenture).

     A trust may only be established if, among other things, we have delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the Holders of those Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of a defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance or covenant defeasance had not occurred, and that Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the Indenture (Section 1404 of the Indenture).

     "Government Obligations" means securities which are (1) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government which issued the foreign currency in which the Debt Securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or that other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specified payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depository receipt, provided that (except as required bylaw) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt (Section 101 of the Indenture).

     If after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series,
(1) the Holder of a Debt Security of that series is entitled to, and does, elect pursuant to Section 301 of the Indenture or the terms of that Debt Security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of that Debt Security, or (2) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made, the indebtedness represented by that Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of that Debt Security into the currency, currency unit or composite currency in which that Debt Security becomes payable as a result of the election or the cessation of usage based on the applicable market exchange rate (Section 1405 of the Indenture). "Conversion Event" means the cessation of use of (a) a currency, currency unit or composite currency both by the government of the country which issued that currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (b) the Euro both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (c) any currency unit or composite currency other than the Euro for the purposes of which it was established. All payments of principal of (and premium, if any) and interest, if any, on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars (Section 101 of the Indenture).

     In the event that we effect covenant defeasance with respect to any Debt Securities and those Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (4) under "Events of Default, Notice and Waiver" with respect to Sections 1004 through 1009, inclusive, and Section 1013 of the Indenture (which Sections would no longer be applicable to those Debt Securities) or described in clause
(7) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in the currency, currency unit or composite currency in which those Debt Securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on those Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on those Debt Securities at the time of the acceleration resulting from that Event of Default. However, we will remain liable to make payment of the amounts due at the time of acceleration.

BOOK-ENTRY  NOTES

     The following provisions assume that we have established a depository arrangement with The Depository Trust Company with respect to the Book-Entry Notes. Any additional or differing terms of the depository arrangements with respect to the Book-Entry Notes will be described in the applicable Pricing Supplement.

     Upon issuance, all Book-Entry Notes up to $200,000,000 aggregate principal amount bearing interest (if any) at the same rate or pursuant to the same formula and having the same date of issue, currency of denomination and payment, redemption provisions (if any), repayment provisions (if any), Stated Maturity and other variable terms will be represented by a single Global Security. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, the Depositary and will be registered in the name of the Depositary or a nominee of the Depositary. No Global Security may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any nominee to a successor of the Depositary or a nominee of that successor.

     So long as the Depositary or its nominee is the registered owner of a Global Security, the Depositary or its nominee, as the case may be, will be the sole Holder of the Book-Entry Notes represented thereby for all purposes under the applicable Indenture. Except as otherwise provided in this section, the beneficial owners of the Global Security or Securities representing Book-Entry Notes will not be entitled to receive physical delivery of Certificated Notes and will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing Book-Entry Notes shall be exchangeable or transferable. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary and, if that person is not a Participant, on the procedures of the Participant through which that person owns its interest in order to exercise any rights of a Holder under the Indenture. The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in certificated form. Those limits and laws may impair the ability to transfer beneficial interests in a Global Security representing Book-Entry Notes.

     Unless otherwise specified in the applicable Pricing Supplement, each Global Security representing Book-Entry Notes will be exchangeable for Certificated Notes of like tenor and terms and of differing authorized denominations aggregating a like amount, only if (1) the Depositary notifies us that it is unwilling or unable to continue as Depositary for the Global Securities, (2) the Depositary ceases to be a clearing agency registered under the Exchange Act, (3) we in our sole discretion determine that the Global Securities shall be exchangeable for Certificated Notes, or (4) there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Notes. Upon any exchange, Certificated Notes shall be registered in the names of the beneficial owners of the Global Security or Securities representing Book-Entry Notes as provided by the Depositary's relevant Participants (as identified by the Depositary).

     With respect to any Book-Entry Foreign Currency Note, the Depositary currently has elected to have payments of principal (and premium, if any) and Interest on that Note made in U.S. dollars unless notified by any of its Participants through which an interest in that Note is held that it elects to receive payment of principal (or premium, if any) or interest in the Specified Currency. Unless otherwise specified in the applicable Pricing Supplement, a Beneficial Owner of Book-Entry Foreign Currency Notes electing to receive payments of principal or any premium or interest in a currency other than U.S. dollars must notify the Participant through which its interest is held on or prior to the applicable Record Date, in the case of a payment of Interest, and on or prior to the sixteenth day prior to maturity, in the case of principal or premium, of the Beneficial Owner's election to receive all or a portion of the payment in the Specified Currency. The Participant must notify the Depositary of its election on or prior to the third Business Day after that Record Date or after that sixteenth day. The Depositary will notify the Paying Agent of the election on or prior to the fifth Business Day after that Record Date or after that sixteenth day. If complete instructions are received by the Participant and forwarded by the Participant to the Depositary and by the Depositary to the Paying Agent, on or prior to those dates, the Beneficial Owner will receive payments in the Specified Currency.

     The  following  is  based  on  information  furnished  by  the  Depositary:

     The Depositary will act as securities depository for the Book-Entry Notes. The Book-Entry Notes will be issued as fully registered securities registered in the name of Cede & Co. (the Depositary's partnership nominee). One fully registered Global Security will be issued for each issue of Book-Entry Notes, each in the aggregate principal amount of the issue, and will be deposited with the Depositary. If, however, the aggregate principal amount of any issue exceeds $200,000,000, one Global Security will be issued with respect to each $200,000,000 of principal amount and an additional Global Security will be issued with respect to any remaining principal amount of the issue.

     The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. The Depositary is owned by a number of its direct participants ("Direct
Participants") and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary's system is also available to others as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Commission.

     Purchases of Book-Entry Notes under the Depositary's system must be made by or through Direct Participants, which will receive a credit for those Book-Entry Notes on the Depositary's records. The ownership interest of each actual purchaser of each Book-Entry Note represented by a Global Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in a Global Security representing Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a Global Security representing Book-Entry Notes will not receive Notes in certificated form representing their ownership interests therein, except in the event that use of the book-entry system for those Book-Entry Notes is discontinued.

     To facilitate subsequent transfers, all Global Securities representing Book-Entry Notes which are deposited with, or on behalf of, the Depositary are registered in the name of the Depositary's nominee, Cede & Co. The deposit of Global Securities with, or on behalf of, the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Global Securities representing the Book-Entry Notes; the Depositary's records reflect only the identity of the Direct Participants to whose accounts those Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any regulatory requirements as may be in effect from time to time.

     If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Book-Entry Notes within an issue are being redeemed, the Depositary's practice is to determine by lot the amount of the interest of each Direct Participant in that issue to be redeemed.

     Neither the Depositary nor Cede & Co. will consent or vote with respect to the Global Securities representing the Book-Entry Notes. Under its usual procedures, the Depositary mails an omnibus proxy (the "Omnibus Proxy") to us as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

     Principal, premium, if any, and interest payments on the Global Securities representing the Book-Entry Notes will be made to the Depositary. The
Depositary's practice is to credit Direct Participant's accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on that date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the Participant and not of the Depositary, the applicable Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to the Depositary is our responsibility or the Trustee, disbursement of payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     A Beneficial Owner shall give notice of any option to elect to have its Book-Entry Notes repaid by us, through its Participant, to the Trustee, and shall effect delivery of those Book-Entry Notes by causing the Direct Participant to transfer the Participant's interest in the Global Security or Securities representing Book-Entry Notes, on the Depositary's records, to the Trustee. The requirements for physical delivery of Book-Entry Notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the Global Security or Securities representing those Book-Entry Notes are transferred by Direct Participants on the Depositary's records.

     The Depositary may discontinue providing its services as securities depositary with respect to the Book-Entry Notes at any time by giving reasonable notice to us or the Trustee. Under these circumstances, in the event that a successor securities depositary is not obtained, Notes in certificated form are required to be printed and delivered.

     We may decide to discontinue use of a system of book-entry transfers through the Depositary (or a successor securities depository). In that event, Notes in certificated form will be printed and delivered.

     The information in this section concerning the Depositary and the Depositary's system has been obtained from sources that we believe are reliable, but we take no responsibility for the accuracy thereof.

               INVESTMENT CONSIDERATIONS RELATING TO INDEXED NOTES

     In addition to potential foreign currency risks as described below under "Investment Considerations Relating to Foreign Currency Notes," an investment in Indexed Notes presents significant risks not associated with other types of securities. Risks associated with a particular Indexed Note may be set forth more fully in the applicable Pricing Supplement. Indexed Notes may present a high level of risk, and investors in Indexed Notes may lose their entire investment.

     The treatment of Indexed Notes for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular Indexed Note. Accordingly, investors in Indexed Notes should, in general, be capable of independently evaluating the federal income tax consequences applicable in their particular circumstances of purchasing an Indexed Note.

LOSS  OF  PRINCIPAL  OR  INTEREST

     The principal amount of an Indexed Note payable at maturity and/or the amount of interest payable on an Interest Payment Date will be determined by reference to one or more currencies (including baskets of currencies), one or more commodities (including baskets of commodities), one or more securities (including baskets of securities) and/or any other index (each an "Index"). The direction and magnitude of the change in the value of the relevant Index will determine either or both the principal amount of an Indexed Note payable at maturity or the amount of interest payable on an Interest Payment Date. The terms of a particular Indexed Note may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. Accordingly, the holder of an Indexed Note may lose all or a portion of the principal invested in an Indexed Note and may receive no interest thereon.

VOLATILITY

     Various Indices are highly volatile. The expected principal amount payable at maturity of, or the interest rate on, an Indexed Note based on a volatile Index may vary substantially from time to time. Because the principal amount payable at the maturity of, or interest payable on, an Indexed Note is generally calculated based on the value of the relevant Index on a specified date or over a limited period of time, volatility in the Index increases the risk that the return on the Indexed Notes may be adversely affected by a fluctuation in the level of the relevant Index.

     The volatility of an Index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets, any of which could adversely affect the value of an Indexed Note.

AVAILABILITY  AND  COMPOSITION  OF  INDICES

     Various Indices reference several different currencies, commodities, securities or other financial instruments. The compiler of this type of Index typically reserves the right to alter the composition of the Index and the manner in which the value of the Index is calculated. This alteration may result in a decrease in the value of or return on an Indexed Note which is linked to that Index.

     An Index may become unavailable due to, among other things, war, natural disasters, cessation of publication of the Index, or suspension of or disruption in trading in the currency or currencies, commodity or commodities, security or securities or other financial instrument or instruments comprising or underlying that Index. If an Index becomes unavailable, the determination of principal of or interest on an Indexed Note may be delayed or an alternative method may be used to determine the value of the unavailable Index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant Index. However, it is unlikely that these alternative methods of valuation will produce values identical to those which would be produced were the relevant Index to be used. An alternative method of valuation may result in a decrease in the value of or return on an Indexed Note.

     Indexed Notes can also be linked to Indices that are not commonly utilized or have been recently developed. The lack of a trading history may make it difficult to anticipate the volatility or other risks to which those Notes are subject. In addition, there may be less trading in these Indices or instruments underlying these Indices, which could increase the volatility of these Indices and decrease the value of or return on Indexed Notes relating thereto.

                      INVESTMENT CONSIDERATIONS RELATING TO
                             FOREIGN CURRENCY NOTES

GENERAL

     Unless otherwise specified in the applicable Pricing Supplement, Foreign Currency Notes will not be sold in, or to residents of, the country issuing the Specified Currency in which the particular Notes are denominated. The information set forth in this Prospectus Supplement is directed to prospective purchasers who are U.S. residents and, with respect to Foreign Currency Notes, is by necessity incomplete. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of and premium, if any, and interest on the Notes. These persons should consult their own financial and legal advisors with regard to these matters.

     THIS PROSPECTUS SUPPLEMENT DOES NOT DESCRIBE ALL RISKS OF AN INVESTMENT IN FOREIGN CURRENCY NOTES THAT RESULT FROM THOSE NOTES BEING DENOMINATED OR PAYABLE IN A SPECIFIED CURRENCY OTHER THAN U.S. DOLLARS, EITHER AS THOSE RISKS EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS THOSE RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN FOREIGN CURRENCY NOTES. FOREIGN CURRENCY NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

EXCHANGE  RATES  AND  EXCHANGE  CONTROLS

     An investment in Foreign Currency Notes entails significant risks that are not associated with a similar investment in a debt security denominated and payable in U.S. dollars. These risks include, without limitation, the possibility of significant changes in the rate of exchange between the U.S.
dollar and the applicable Specified Currency and the possibility of the imposition or modification of exchange controls by either the United States or foreign governments. These risks generally depend on events over which we have no control, including economic, financial and political events and the supply and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and foreign currencies have been highly volatile and this volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Foreign Currency Note. Depreciation of the Specified Currency applicable to a Foreign Currency Note against the U.S. dollar would result in a decrease in the U.S. dollar-equivalent yield of that Note, in the U.S. dollar-equivalent value of the principal and premium, if any, payable at maturity of that Note, and, generally, in the U.S. dollar-equivalent market value of that Note.

     Governments or monetary authorities have imposed from time to time exchange controls and may in the future impose or revise exchange controls at or prior to the date on which any payment of principal of and premium, if any, or interest on a Foreign Currency Note is due, which could affect exchange rates as well as the availability of the Specified Currency on that date. Even if there are no exchange controls, it is possible that the Specified Currency for any particular Foreign Currency Note would not be available on the applicable payment date due to other circumstances beyond our control. In that event, we will make the required payment in respect of that Foreign Currency Note in U.S. dollars on the basis of the most recently available Exchange Rate. See "Description of Notes - Payment of Principal and Interest."

     Unless otherwise indicated in the applicable Pricing Supplement, payments on Notes made in a Specified Currency other than U.S. dollars may be made, at our option, from an account with a bank located in the country issuing the Specified Currency (or, with respect to Notes denominated in Euros, from a Euro account). See "Description of Notes - Payment of Principal and Interest."

     If Notes are denominated in a foreign or composite currency which is expected to be replaced by Euro, the pricing supplement may allow for the redenomination of the Notes from the original currency to the Euro.

GOVERNING  LAW;  JUDGMENTS

     The Notes will be governed by and construed in accordance with the laws of the State of New York. If an action based on Foreign Currency Notes were commenced in a court of the United States, it is likely that court would grant judgment relating to those Notes only in U.S. dollars. It is not clear, however, whether, in granting that judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. Under current New York law, a state court in the State of New York rendering a judgment on a Foreign Currency Note would be required to render that judgment in the Specified Currency in which that Foreign Currency Note is denominated, and that judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Accordingly, Holders of Foreign Currency Notes would bear the risk of exchange rate fluctuations between the time the amount of the judgment is calculated and the time that amount is converted from U.S. dollars into the applicable Specified Currency.

EXCHANGE  RATE  AGENT

     All determinations made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein or in the applicable Pricing Supplement that any determination is subject to approval by us) and, in the absence of manifest error, shall be conclusive for all purposes and binding on Holders of the Notes and us, and the Exchange Rate Agent shall have no liability therefor.

                             UNITED STATES TAXATION

     The following general discussion summarizes U.S. federal income tax aspects of the acquisition, ownership and disposition of the Notes. This discussion is a summary for general information only and does not consider all aspects of U.S. federal income tax that may be relevant to the purchase, ownership and disposition of the Notes by you in light of your own circumstances. This summary discusses only the U.S. federal income tax consequences of ownership of Notes held as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not address the U.S. federal income tax consequences to investors subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or foreign currency, tax-exempt entities, banks, thrifts, insurance companies, persons that hold the Notes as part of a "straddle" or as a "hedge" against currency risk or that have a "functional currency" other than the U.S. dollar, and investors in pass-through entities. In addition, the discussion is generally limited to the United States federal income tax consequences to initial Holders. It does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction. This discussion also does not address the special rules that apply if the Holder receives principal in installment payments or if the Note is called before the Stated Maturity. Further, this summary does not discuss Notes which qualify as "applicable high-yield discount obligations" under Section 163(i) of the Code.

     This summary is based upon the Code, existing and proposed regulations thereunder, and current administrative rulings and court decisions. All of the foregoing are subject to change, and any change could affect the continuing validity of this discussion.

     IN CONSIDERING THE PURCHASE OF NOTES, YOU SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS, AS WELL AS THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION TO YOUR PARTICULAR SITUATION. ADDITIONAL U.S. FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO
PARTICULAR  NOTES  MAY  BE  SET  FORTH  IN  THE  APPLICABLE  PRICING SUPPLEMENT.

     Special considerations which relate to the U.S. federal income taxation of payments on Foreign Currency Notes are discussed separately below under the heading "U.S. Holders - Foreign Currency Notes." Special considerations relevant to the U.S. federal income taxation of payments on Notes, the interest and/or principal of which is indexed to property other than foreign currency and which is not a "variable rate debt instrument" (discussed below under the heading "U.S. Holders - Stated Interest; Original Issue Discount") will be discussed in the applicable Pricing Supplement. Special considerations relevant to the U.S. federal income taxation of Notes issued in bearer form will be discussed in the applicable Pricing Supplement. The discussion below assumes that the Notes will be treated as debt for U.S. federal income tax purposes. However, it is possible that some contingent payment arrangements would not be treated as debt for U.S. federal income tax purposes. Holders should consult their own tax advisors with respect to whether any contingent payment obligations are debt.

U.S.  HOLDERS

     The following discussion is limited to the U.S. federal income tax consequences relevant to a holder of a Note that is for United States federal income tax purposes (1) a citizen or resident of the United States, (2) a corporation or partnership created or organized under the laws of the United States or any state thereof or therein, including the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), (3) an estate, the income of which is subject to U.S. federal income tax regardless of the source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (5) any other person whose income or gain in respect of a Note is effectively connected with the conduct of a United States trade or business (a "U.S. Holder"). Aspects of U.S. federal income tax relevant to a holder other than a U.S. Holder are discussed separately below.

     Stated  Interest;  Original  Issue  Discount

     Except as set forth below, interest on a Note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with that holder's method of accounting for tax purposes. U.S. Holders of Notes that bear original issue discount ("OID") generally will be subject to the special tax accounting rules for original issue discount obligations. U.S. Holders of Notes that bear OID and that mature more than one year from the date of issuance will generally be required to include OID in income as it accrues in advance of the receipt of cash attributable to that income, whether that Holder uses the cash or accrual method of accounting.

     The Internal Revenue Service (the "IRS") has issued final regulations (the "OID Regulations") concerning the U.S. federal income tax treatment of debt instruments issued with OID. Special rules for computing OID on a "variable rate debt instrument" are considered below under the heading "Variable Rate Notes."

     The OID Regulations include an anti-abuse rule which provides that if a principal purpose in structuring a debt instrument or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, then the Commissioner of the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. Whether a result is unreasonable is determined based on all of the facts and circumstances. Although we do not believe that the Notes were structured with that principal purpose, there can be no assurance that the IRS will agree with our position.

     The amount of OID, if any, on a Note is the excess of its "stated redemption price at maturity" over its "issue price," subject to a statutory de minimis exception. For this purpose, de minimis OID is OID that is less than one-quarter of one percent of the stated redemption price at maturity multiplied by the number of complete years to its maturity from the issue date.

     Generally, the issue price of an issue of Notes will be the first price at which a substantial amount of those Notes has been sold. For this purpose, sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesales are ignored. A U.S. Holder may elect in specific circumstances to decrease the issue price by an amount equal to the portion of the initial purchase price of the Note equal to pre-issuance accrued interest.

     A Note's stated redemption price at maturity includes all payments required to be made over the term of the Note other than the payment of "qualified stated interest," which is defined as interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) or that will be constructively received under Section 451 of the Code at least annually at a single fixed rate. If a debt instrument provides for alternate payment schedules upon the occurrence of one or more contingencies, the determination of whether a debt instrument provides for qualified stated interest is made by analyzing each alternative payment schedule (including the stated payment schedule) as if it were the debt instrument's sole payment schedule. The debt instrument will be considered to provide for qualified stated interest to the extent of the lowest fixed rate at which qualified interest would be payable under any payment schedule.

     Interest is generally considered unconditionally payable only if late payment (other than late payment within a reasonable grace period) or nonpayment is expected to be penalized or reasonable remedies exist to compel payment.

     For purposes of determining whether the OID on a Note is de minimis, in the case of a Note that otherwise has less than the de minimis amount of OID and on which all stated interest would be qualified stated interest except that for one or more accrual periods the interest rate is below the rate applicable for the remaining term of that Note (e.g., Notes with teaser rates or interest holidays), the Note's stated redemption price at maturity is treated as equal to the Note's issue price plus the greater of the amount of foregone interest or the "true" discount (i.e., the excess of the Note's stated principal amount over its issue price).

     A U.S. Holder (whether on the cash or accrual method of accounting) must include in income for the taxable year the sum of the daily portions of OID for each day of the taxable year on which the U.S. Holder held the Note. The daily portions of OID are determined by determining the OID attributable to each accrual period and allocating a ratable portion of that amount to each day in the accrual period. The accrual period may be of any length and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal and interest occurs on the final day of an accrual period or on the first day of an accrual period. In general, OID allocable to an accrual period equals the product of (1) the adjusted issue price at the beginning of the accrual period (i.e., the original issue price plus previously accrued OID minus previous payments other than payments of qualified stated interest) multiplied by the original yield to maturity of the Note (determined on the basis of compounding at the end of each accrual period) minus (2) the amount of qualified stated interest allocable to the accrual period.

     The OID Regulations provide special rules for determining the amount of OID allocable to a period when there is unpaid qualified stated interest, for short initial accrual periods and final accrual periods, and for determining the yield to maturity for debt instruments subject to contingencies as to the timing of payments, debt instruments that provide for options to accelerate or defer any payments, and debt instruments with indefinite maturities. Under the OID Regulations, options to convert debt into stock of the issuer or into stock or debt of specific related parties or into cash or other property in an amount equal to the approximate value of that stock or debt are disregarded in determining OID. Under the Code and the OID Regulations, U.S. Holders generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

Variable  Rate  Notes

     The OID Regulations contain special rules for determining the accrual of OID and the amount of qualified stated interest on a "variable rate debt instrument." For purposes of these regulations, a variable rate debt instrument is a debt instrument that: (1) has an issue price that does not exceed total noncontingent principal payments by more than a specified amount; (2) provides for stated interest (compounded or paid at least annually) at (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate;" (3) provides that a qualified floating rate or objective rate in effect at any time during the term of the instrument is set at a current value of that rate; and (4) generally, does not provide for any principal payments that are contingent.

     For purposes of determining if a Note is a variable rate debt instrument, a variable rate is a "qualified floating rate" if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A multiple of a qualified floating rate is generally not a qualified floating rate, unless it is either (a) a product of a qualified rate times a fixed multiple greater than 0.65 but not more than 1.35 or (b) a multiple of the type described in (a) increased or decreased by a fixed rate. If a debt instrument provides for two or more qualified floating rates that can reasonably be expected to have approximately the same value throughout the term of the instrument, the qualified floating rates will be considered a single qualified floating rate. Two or more rates will be considered to have approximately the same value throughout the term of the instrument, if the values of the rates on the date of issuance are within 25 basis points of each other.

     Restrictions on a minimum interest rate ("floor") or maximum interest rate ("cap"), or the amount of increase or decrease in the stated interest rate ("governor"), generally will not result in a variable rate failing to be treated as a qualified floating rate if the restriction is fixed throughout the term of the instrument. A cap or similar restriction that is not reasonably expected as of the issue date of the debt instrument to cause the yield on the debt instrument to be significantly less than the expected yield determined without the cap will not generally cause a variable rate to fail to be a qualified floating rate. A floor or similar restriction that is not reasonably expected as of the issue date of the debt instrument to cause the yield on the debt instrument to be significantly more than the expected yield without the floor will not generally cause a variable rate to fail to be a qualified floating rate. A governor or similar restriction that is not reasonably expected as of the issue date of the debt instrument to cause the yield on the debt instrument to be significantly more or significantly less than the expected yield without the governor will not generally cause a variable rate to fail to be a qualified floating rate.

     An "objective rate" is a rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information. In addition, the IRS may designate other variable rates that will be treated as objective rates. However, a rate is not an objective rate if it is reasonably expected that the average value of that rate over the first half of the instrument's term will be either significantly less or more than the average value of the rate during the final half of the instrument's term (e.g., if there is a significant front-loading or back-loading of interest).

     An objective rate is a "qualified inverse floating rate" if it is equal to a fixed rate minus a qualified floating rate and if variations in the rate can reasonably be expected inversely to reflect contemporaneous variations in the qualified floating rate.

     If a variable rate debt instrument provides for stated interest at a single qualified floating rate or an objective rate and the interest is unconditionally payable in cash or in property (or will be constructively received under Section
451) at least annually, all stated interest with respect to the debt instrument is qualified stated interest. In addition, the amount of qualified stated interest and the amount of OID that accrues during an accrual period is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to (1) in the case of qualified floating rate or qualified inverse floating rate, the value of that rate as of the issue date or (2) in the case of an objective rate (other than a qualified inverse floating rate) a fixed rate that reflects the yield that is reasonably expected for the debt instrument. Further, the qualified stated interest allocable to an accrual period is increased or decreased if the interest actually paid during an accrual period exceeds or is less than the interest assumed to be paid during the accrual period.

     In general, any other debt instrument that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the debt instrument. The OID Regulations generally require that this type of debt instrument be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the debt instrument with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the debt instrument's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the debt instrument is converted into a fixed rate that reflects the yield that is reasonably expected for the debt instrument. In the case of a debt instrument that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the debt instrument is treated as if it provided for a qualified floating rate (or a qualified inverse floating rate, if the debt instrument provides for a qualified inverse floating rate) rather than the fixed rate. Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the debt instrument as of the debt instrument's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the debt instrument is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

     Once the debt instrument is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general OID rules to the "equivalent" fixed rate debt instrument and a U.S. Holder of the debt instrument will account for the OID and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. Each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that those amounts differ from the actual amount of interest accrued or paid on the debt instrument during the accrual period.

     Contingent  Notes

     A floating rate note that does not qualify as a "variable rate debt instrument" will be taxable under the rules of the OID Regulations applicable to contingent payment debt instruments. The OID Regulations apply a four step process in determining the tax treatment of contingent payment debt instruments. First, we must determine, as of the issue date, the comparable yield for the Note. The comparable yield is generally the yield at which we would issue a fixed rate debt instrument with terms and conditions similar to those of the Note (including the level of subordination, term, timing of payments and general market conditions) but not taking into consideration the riskiness of the contingencies or the liquidity of the Note. Further, the comparable yield must be a reasonable yield for us and must not be less than the applicable federal rate (based on the overall maturity of the Note) announced monthly by the IRS. Second, we must determine a projected payment schedule for the Note. The schedule is determined as of the issue date and generally remains in place throughout the term of the Note. If a right to a contingent payment is based on market information, the amount of the projected payment is the expected value of the contingent payment as of the issue date. The schedule must produce the comparable yield determined in the first step.

     Third, we must determine the daily portions of interest on the Note for a taxable year. This calculation must be based on the schedule described above in step 2. The interest income on the Note for each accrual period is determined by multiplying the comparable yield of the Note (adjusted for the length of the accrual period) by the Note's adjusted issue price at the beginning of the accrual period. The amount so determined is so allocated on a ratable basis to each day in the accrual period that the U.S. Holder held the Note. Fourth, appropriate adjustments must be made to the interest income determined pursuant to the foregoing steps to account for any differences between the schedule prepared in step 2 and the actual contingent payments. Interest income is generally increased (or decreased) if the actual contingent payment is more (or less) than the projected payment. Differences between the actual amounts of the contingent payments made in a calendar year and the projected amounts of those payments are generally aggregated and taken into account, in the case of a positive difference as additional interest income, or, in the case of a negative difference first as a reduction in interest income for that year and thereafter, subject to specific limitations, as ordinary loss.

     The OID Regulations require us to provide each holder of a Note with the schedule described above. If we do not create a schedule or the schedule is unreasonable, a U.S. Holder must establish its own projected payment schedule and disclose the fact that the U.S. Holder's schedule is being used and the reason therefor. This disclosure will generally be made on the statement attached to the U.S. Holder's timely filed federal income tax return for the taxable year in which the Note was acquired.

In general, any gain realized by a U.S. Holder on the sale, exchange or retirement of a Note governed by these provisions is interest income. Any loss on that a Note is ordinary loss to the extent that it does not exceed the U.S. Holder's prior interest inclusions on the Note (net of negative adjustments). Special rules also apply with respect to market discount and premium on these Notes.

     Election  to  Treat  all  Interest  as  OID

     Under the OID Regulations, a U.S. Holder may elect for a Note to account for all income on a Note (other than foreign currency gain or loss), including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium in the same manner as OID. If this election is made, the U.S. Holder may be subject to the conformity requirements of
Section 171(c) or 1278(b), respectively, which may require the amortization of bond premium and the accrual of market discount on other debt instruments held by the same U.S. Holder.

     Short-Term  Notes

     In general, an individual or other cash method U.S. Holder of a Note that has a Stated Maturity of not more than one year from the date of issuance (a "short-term Note") is not required to accrue OID unless he or she elects to do so. This election applies to all short-term Notes acquired by the U.S. Holder during the first taxable year for which the election is made, and all subsequent taxable years of the U.S. Holder unless the IRS consents to a revocation. U.S. Holders who report income for U.S. federal income tax purposes on the accrual method and electing cash method U.S. Holders are required to include OID on those short-term Notes on a straight-line basis, unless an irrevocable election with respect to any short-term Note is made to accrue the OID according to a constant interest rate based on daily compounding. In the case of a U.S. Holder who is not required, and does not elect, to include OID in income currently, any gain realized on the sale, exchange or retirement of the short-term Note will be ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, according to the constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, those non-electing U.S. Holders who are not subject to the current inclusion requirement described above will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry those short-term Notes.

     Market  Discount

     If a Note is acquired at a "market discount," some or all of any gain realized upon a sale or other disposition, or payment at maturity, or some or all of a partial principal payment of that Note may be treated as ordinary income, as described below. For this purpose, "market discount" is the excess (if any) of the Note's stated redemption price at maturity over the purchase price, subject to a statutory de minimis exception. In the case of a Note issued with OID, in lieu of using the Note's stated redemption price at maturity, the Note's revised issue price as of the purchase date is used. Unless a U.S. Holder has elected to include the market discount in income as it accrues, any gain realized on any subsequent disposition of that Note (other than in connection with specific nonrecognition transactions) or payment at maturity, or some or all of any partial principal payment with respect to that Note, will be treated as ordinary income to the extent of the market discount that is treated as having accrued during the period that Note was held.

     The amount of market discount treated as having accrued will be determined either (1) on a ratable basis by multiplying the market discount times a fraction, the numerator of which is the number of days the Note was held by the U.S. Holder and the denominator of which is the total number of days after the date the U.S. Holder acquired the Note up to and including the date of its maturity, or (2) if the U.S. Holder so elects, on a constant interest rate method. A U.S. Holder may make that election with respect to any Note, and that election is irrevocable.

     In lieu of recharacterizing gain upon disposition as ordinary income to the extent of accrued market discount at the time of disposition, a U.S. Holder of a Note acquired at a market discount may elect to include market discount in income currently, through the use of either the ratable inclusion method or the elective constant interest method. Once made, the election to include market discount in income currently applies to all Notes and other obligations of the U.S. Holder that are purchased at a market discount during the taxable year for which the election is made, and all subsequent taxable years of the U.S. Holder, unless the IRS consents to a revocation of the election. If an election is made to include market discount in income currently, the basis of the Note in the hands of the U.S. Holder will be increased by the market discount thereon as it is includable in income.

     If the U.S. Holder makes the election to treat as OID all interest on a debt instrument that has market discount, the U.S. Holder is deemed to have made the election to accrue currently market discount on all other debt instruments with market discount. In addition, if the U.S. Holder has previously made the election to accrue market discount currently, the conformity requirements of that election are met for debt instruments with respect to which the U.S. Holder elects to treat all interest as OID.

     Unless a U.S. Holder who acquires a Note at a market discount elects to include market discount in income currently, that U.S. Holder may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry that Note.

     Premium

     If a U.S. Holder purchases a Note issued with OID at an "acquisition premium," the U.S. Holder reduces the amount of OID includable in income in each taxable year by that portion of acquisition premium allocable to that year. A
Note is purchased at an acquisition premium if, immediately after the purchase, the purchaser's adjusted basis in the Note is greater than the adjusted issue price but not greater than all amounts payable on the instrument after the purchase date (other than qualified stated interest) (i.e., the Note is not purchased at a "bond premium"). In general, the reduction in OID allocable to acquisition premium is determined by multiplying the daily portion of OID by a fraction the numerator of which is the excess of the U.S. Holder's adjusted basis in the Note immediately after the acquisition over the adjusted issue price of the Note and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's adjusted issue price. Rather than apply the above fraction, the U.S. Holder may, as discussed above, elect to treat all interest, including for this purpose acquisition premium, as OID.

     If a U.S. Holder purchases a Note and, immediately after the purchase, the adjusted basis of the Note exceeds the sum of all amounts payable on the instrument after the purchase date, other than qualified stated interest, the Note has "bond premium." A U.S. Holder that purchases a Note at a bond premium is not required to include OID in income. In addition, a U.S. Holder may elect to amortize the bond premium over the remaining term of that Note (or, in specific circumstances, until an earlier call date).

     If bond premium is amortized, the amount of interest that must be included in the U.S. Holder's income for each period ending on an Interest Payment Date or maturity, as the case may be, will be reduced by the portion of premium allocable to that period based on the Note's yield to maturity. If an election to amortize bond premium is not made, a U.S. Holder must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing its gain or loss upon the sale or other disposition or payment of the principal amount of the Note.

     An election to amortize premium will apply to amortizable bond premium on all Notes and other bonds, the interest on which is includable in the U.S. Holder's gross income, held at the beginning of the U.S. Holder's first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the IRS. The election to treat all interest, including for this purpose amortizable premium, as OID is deemed to be an election to amortize premium under Section 171(c) of the Code for purposes of the conformity requirements of that section. In addition, if the U.S. Holder has already made an election to amortize premium, the conformity requirements will be deemed satisfied with respect to any Notes for which the U.S. Holder makes an election to treat all interest as OID.

     Sale,  Exchange,  Redemption  or  Repayment  of  the  Notes

     Upon the disposition of a Note by sale, exchange, redemption, or repayment, the U.S. Holder will generally recognize gain or loss equal to the difference between (1) the amount realized on the disposition (other than amounts attributable to accrued and unpaid interest) and (2) the U.S. Holder's tax basis in the Note. A U.S. Holder's tax basis in a Note generally will equal the cost of the Note (net of accrued interest) to the U.S. Holder increased by amounts includable in income as OID or market discount (if the holder elects to include market discount on a current basis) and reduced by any amortized premium and any payments other than payments of qualified stated interest (or fixed periodic interest) made on that Note.

     To the extent that the Note is held as a capital asset, gain or loss (except to the extent that the market discount rules or rules relating to short term OID notes otherwise provide) will generally constitute capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the Note for longer than one year. In specific circumstances, if an issuer were found to have an intention, at the time its debt obligations were issued, to call those obligations before maturity, gain would be ordinary income to the extent of any unamortized OID. The OID Regulations clarify that this rule will not apply to publicly offered debt instruments.

     Foreign  Currency  Notes

     The following discussion applies to Foreign Currency Notes if these Notes are not denominated in or indexed to a currency that is considered a "hyperinflationary" currency or in more than one currency or are not contingent notes. Special U.S. tax considerations apply to obligations denominated in or indexed to a hyperinflationary currency or in more than one currency or that are contingent notes.

     In general, a U.S. Holder that uses the cash method of accounting and holds Foreign Currency Notes will be required to include in income the U.S. dollar value of the amount of interest income received whether or not the payment is received in U.S. dollars or converted into U.S. dollars. The U.S. dollar value of the amount of interest received is the amount of foreign currency interest paid translated at the spot rate on the date of receipt. The U.S. Holder will not have exchange gain or loss on the interest payment but may have exchange gain or loss when it disposes of any foreign currency received.

     A U.S. Holder on the accrual method of accounting is generally required to include in income the U.S. dollar value of interest accrued during the accrual period. Accrual basis U.S. Holders may determine the amount of income recognized with respect to that interest in accordance with either of two methods. Under the first method, the U.S. dollar value of accrued interest is translated at the average rate for the interest accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year). For this purpose, the average rate is the simple average of spot rates of exchange for each Business Day of the applicable period or other average exchange rate for the period reasonably derived and consistently applied by the U.S. Holder. Under the second method, a U.S. Holder can elect to accrue interest at the spot rate on the last day of an accrual period (in the case of a partial accrual period, the last date of the taxable year) or if the last day of an accrual period is within five Business Days of the receipt, the spot rate on the date of receipt. Any election will apply to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired and will be irrevocable without the consent of the IRS. An accrual basis U.S. Holder will recognize exchange gain or loss, as the case may be, on the receipt of a foreign currency interest payment if the exchange rate on the date payment is received differs from the rate applicable to the previous accrual of interest income. The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss. OID on a Note denominated in a foreign currency is determined in foreign currency and is translated into U.S. dollars in the same manner that an accrual basis U.S. Holder translates accrued interest. Exchange gain or loss will be determined when OID is considered paid to the extent the exchange rate on the date of payment differs from the exchange rate at which the OID was accrued.

     The amount of market discount on a Foreign Currency Note includable in income will generally be determined by computing the market discount in the foreign currency and translating that amount into U.S. dollars on the spot rate on the date the Foreign Currency Note is retired or otherwise disposed of. If the U.S. Holder accrues market discount currently, the amount of market discount which accrues during any accrual period is determined in the foreign currency and translated into U.S. dollars on the basis of the average exchange rate in effect during the accrual period. Exchange gain or loss may be recognized to the extent that the rate of exchange on the date of the retirement or disposition of the Note differs from the rate of exchange at which the market discount was accrued.

     Amortizable premium on Foreign Currency Notes is also computed in units of foreign currency and, if the U.S. Holder elects, will reduce interest income in units of foreign currency. At the time amortized bond premium offsets interest income, exchange gain or loss is realized measured by the difference between exchange rates at that time and at the time of the acquisition of the Note.

     In the case of a Note denominated in foreign currency, the cost of the Note to the U.S. Holder will be the U.S. dollar value of the foreign currency purchase price translated at the spot rate for the date of purchase (or, in some cases, the settlement date). The conversion of U.S. dollars to a foreign currency and the immediate use of that currency to purchase Foreign Currency Notes generally will not result in a taxable gain or loss for a U.S. Holder. A U.S. Holder who purchases a Note with previously owned foreign currency generally will recognize exchange gain or loss on that currency equal to the difference between the U.S. Holder's tax basis in the currency and the fair market value of the currency determined on the date of purchase.

     With respect to the sale, exchange, retirement, or repayment of a Note denominated in a foreign currency, the foreign currency amount realized will be considered to be the payment of accrued but unpaid interest (on which exchange gain or loss is recognized as described above), accrued but unpaid OID (on which exchange gain or loss is recognized as described above), and, finally, as a payment of principal on which (1) gain or loss is computed in foreign currency and translated on the date of retirement or disposition; and (2) exchange gain or loss is separately computed on the foreign currency amount of principal
(reduced by amortizable premium) that is repaid to the extent that the rate of exchange on the date of retirement or disposition differs from the rate of exchange on the date the Note was acquired or deemed acquired. Exchange gain or loss computed on accrued interest, OID, accrued market discount and principal shall be recognized, however, only to the extent of total gain or loss on the transaction. For purposes of determining the total gain or loss on the transaction, a U.S. Holder's tax basis in the Note generally will equal the U.S. dollar cost of the Note (as determined above) increased by the U.S. dollar amounts includable in income as accrued interest, OID, or market discount (if the U.S. Holder elects to include the market discount on a current basis) and reduced by the U.S. dollar amount of amortized premium and of any payments other than payments of qualified stated interest. A U.S. Holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a Note equal to the U.S. dollar value of the currency on the date of receipt.

     Backup  Withholding

     A U.S. Holder of a Note may be subject to U.S. backup withholding at the rate of 31% with respect to interest paid on the Note, unless that U.S. Holder
(1) is a corporation or comes within specific other exempt categories and, when required, demonstrates this fact or (2) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. U.S. Holders of Notes should consult their tax advisors as to their qualification for exemption from U.S. backup withholding and the procedure for obtaining an exemption. Any amount paid as backup withholding will be creditable against the U.S. Holder's U.S. federal income tax liability.

     Pre-Issuance  Accrued  Interest

     If (1) a portion of the initial purchase price of a Note is attributable to pre-issuance accrued interest, (2) the first stated interest payment on the Note is to be made within one year of the Note's issue date and (3) the payment will equal or exceed the amount of pre-issuance accrued interest, then the U.S. Holder may elect to decrease the issue price of the Note by the amount of pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the Note.

NON-U.S.  HOLDERS

     The following is a summary of the U.S. federal income tax consequences of the ownership and disposition of the Notes by a holder who does not meet the criteria set forth in the definition of a U.S. Holder (a "Non-U.S. Holder"). This discussion does not consider all aspects of U.S. federal income and estate taxation that may be relevant to the purchase, ownership or disposition of the Notes by a Non-U.S. Holder in light of that holder's personal circumstances, including holding the Notes through a partnership. For example, persons who are partners in foreign partnerships and beneficiaries of foreign trusts or estates who are subject to U.S. federal income tax because of their own status, such as United States residents or foreign persons engaged in a trade or business in the United States, may be subject to U.S. federal income tax even though the entity is not subject to income tax on the disposition of its Note.

     For purposes of the following discussion, interest (including OID) and gain on the sale, exchange or other disposition of the Note will be considered "U.S. trade or business income" if that income or gain is (1) effectively connected with the conduct of a U.S. trade or business or (2) in the case of a treaty resident, attributable to a U.S. permanent establishment (or in the case of an individual treaty resident, a fixed base) in the United States.

     Interest  and  Original  Issue  Discount

     Generally, any interest or OID paid to a Non-U.S. Holder of a Note that is not "U.S. trade or business income" will not be subject to U.S. federal income tax if the interest (or OID) qualifies as "portfolio interest." Generally, interest on registered Notes will qualify as portfolio interest if (1) the Non-U.S. Holder does not actually or constructively own 10% or more of the total voting power of all our voting stock, is not a controlled foreign corporation with respect to which we are a "related person" within the meaning of the Code and is not a Bank receiving interest described in Section 881(c)(3)(A) of the Code, and (2) the beneficial owner, under penalty of perjury, certifies that the beneficial owner is not a United States person and that certificate provides the beneficial owner's name and address.

     The gross amount of payments to a Non-U.S. Holder of interest or OID that do not qualify for the portfolio interest exception and that are not U.S. trade or business income will be subject to U.S. federal income tax at the rate of 30% unless a U.S. income tax treaty applies to reduce or eliminate withholding. U.S. trade or business income will be taxed on a net basis at regular U.S. rates rather than the 30% gross rate. To claim the benefit of a tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, the Non-U.S. Holder must provide a properly executed Form 1001 or Form 4224, as applicable, prior to the payment of interest or OID. The Forms 1001 and 4224 must be periodically updated.

     Sale  of  Notes

     Except as described below and subject to the discussion concerning backup withholding, any gain realized by a Non-U.S. Holder on the sale or exchange of a Note generally will not be subject to U.S. federal income tax, unless (1) the gain is U.S. trade or business income, (2) subject to specific exceptions, the Non-U.S. Holder is an individual who holds the Note as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition, or (3) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to specific U.S. expatriates.

     Federal  Estate  Tax

     Except with respect to Notes that bear contingent interest that is not eligible for the portfolio interest exception, Notes held (or treated as held) by an individual who is a Non-U.S. Holder at the time of his death will not be subject to U.S. federal estate tax provided that the individual does not actually or constructively own 10% or more of the total voting power of all our voting stock.

     Information  Reporting  and  Backup  Withholding

     We must report annually to the IRS and to each Non-U.S. Holder any interest and OID that is subject to withholding or that is exempt from U.S. withholding tax pursuant to a tax treaty or the portfolio interest exception. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities of the country in which the Non-U.S. Holder resides.

     In  the  case  of  payments  of  principal on the Notes by us to a Non-U.S.
Holder, the regulations provide that backup withholding and information reporting will not apply to payments if the Holder certifies to its Non-U.S. Holder status under penalties of perjury or otherwise establishes an exemption (provided that neither we nor our paying agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied).

     The payment of the proceeds from the disposition of Notes to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies its Non-U.S. Holder status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the Holder is a U.S. Holder or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a Note to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding if the broker is not a U.S. related person. For this purpose, a "U.S. related person" is (1) a "controlled foreign corporation" for U.S. federal income tax purposes, or (2) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for any part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a United States trade or business.

     In the case of the payment of proceeds from the disposition of Notes through a non-U.S. office of a broker that is either a U.S. person or a "U.S. related person," existing regulations require information reporting on the payment, unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is a U.S. person or a U.S. related person (absent actual knowledge that the payee is a U.S. person).

     Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against the Non-U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS.

     New  Withholding  Regulations

     On October 6, 1997, the Treasury Department issued new regulations (the "New Withholding Regulations") which make modifications to the withholding, backup withholding and information reporting rules described above. The New Withholding Regulations generally attempt to unify certification requirements and modify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to the transition rules. You are strongly urged to consult your own tax advisors with respect to the New Withholding Regulations.

     Recent  Developments

     The Tax Relief Extension Act of 1999 was recently enacted and contains several tax provisions regarding REITs, including a reduction of the annual distribution requirements for REIT taxable income from 95% to 90%. The act also changes the 10% voting securities test under current law to a 10% vote or value test. Thus, subject to specific exceptions, a REIT will no longer be allowed to own more than 10% of the vote or value of any issuer, other than a qualified REIT subsidiary or another REIT. One exception to this new test, which is also an exception to the 5% asset test under current law, allows a REIT to own any or all of the securities of a "taxable REIT subsidiary." A taxable REIT subsidiary can perform non-customary services for tenants for a REIT without disqualifying rents received from those tenants for purposes of the REIT's gross income tests and can also undertake third-party management and development activities as well as non-real estate related activities. A taxable REIT subsidiary will be taxed as a regular C corporation but will be subject to earnings stripping limitations on the deductibility of interest paid to its REIT. In addition, a REIT will be subject to a 100% excise tax on specific excess amounts to ensure that (1) tenants who pay a taxable REIT subsidiary for services are charged an arm's-length amount by the taxable REIT subsidiary for the service, rather than paying an excessive amount to the REIT as rent, (2) shared expenses of a REIT and its taxable REIT subsidiary are allocated fairly between the two, and (3) interest paid by a taxable REIT subsidiary to its REIT is commercially reasonable. Securities of a taxable REIT subsidiary will constitute non-real estate assets for purposes of determining whether at least 75% of a REIT's assets consist of real estate. In addition, no more than 20% of a REIT's total assets can consist of securities of taxable REIT subsidiaries.

     These new tax provisions are not effective until January 1, 2001. In addition, grandfather protection is provided with respect to the 10% value test for securities of a corporation held by a REIT on July 12, 1999, but this protection ceases to apply after the corporation engages in a substantial new line of business or acquires any substantial asset and also ceases to apply after the acquisition of additional securities of the corporation by the REIT after July 12, 1999. We have made no decision at this time with regard to any actions we might take relating to the provisions contained in the Tax Relief Extension Act.

                        SUPPLEMENTAL PLAN OF DISTRIBUTION

     Goldman, Sachs & Co., Banc of America Securities LLC, Chase Securities Inc., Deutsche Bank Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation, First Union Securities, Inc., Lehman Brothers Inc., Merrill Lynch,

Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Agents") have entered into a distribution agreement with us with respect to the Notes. Subject to specific conditions, the Agents have agreed to use their reasonable efforts to solicit purchases of the Notes. We have the right to accept offers to purchase Notes and may reject any proposed purchase of the Notes. The Agents may also reject any offer to purchase Notes. We will pay the Agents a commission on any Notes sold through the Agents. The commission will range from 0.125% to 0.750% of the principal amount of the Notes, depending on the maturity of the Notes.

     We may also sell Notes to the Agents who will purchase the Notes as principals for their own accounts. Any sale of this type will be made at a discount equal to the discount set forth on the cover page of this prospectus supplement if no other discount is agreed. Any Notes the Agents purchase as principal may be resold at the market price or at other prices determined by the Agents at the time of resale. We may also sell Notes directly on our own behalf. No commissions will be paid on Notes sold directly by us.

     The Agents may resell any Notes they purchase to other brokers or dealers at a discount which may include all or part of the discount the Agents received from us. The Agents will purchase the Notes at a price equal to 100% of the principal amount less a discount. Unless otherwise stated the discount will equal the applicable commission on an agency sales of Notes of the same maturity. If all the Notes are not sold at the initial offering price, the Agents may change the offering price and the other selling terms.

     In connection with the offering, the Agents may purchase and sell Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Agents of a greater number of Notes than they are required to purchase in the offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

     The Agents also may impose a penalty bid. This occurs when a particular Agent repays to the Agents a portion of the underwriting discount received by it because the Agents have repurchased Notes sold by or for the account of the Agent in stabilizing or short covering transactions.

     These activities by the Agents may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Agents at any time. These transactions may be effected in the over-the-counter market or otherwise.

     The Agents, whether acting as agents or principals, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Act"). We have agreed to indemnify the several Agents against specific liabilities, including liabilities under the Act.

     The Agents may sell to dealers who may resell to investors and the Agents may pay all or part of the discount or commission they receive from us to the dealers. These dealers may be deemed to be "underwriters" within the meaning of the Act.

     The Notes are a new issue of securities with no established trading market and will not be listed on a securities exchange. No assurance can be given as to the liquidity of the trading market for the Notes.

     We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $100,000.

     Unless otherwise indicated in the applicable Pricing Supplement, the purchase price of the Notes will be required to be paid in immediately available funds in New York, New York.

     The Agents may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

     Chase  Securities  Inc.  is  an  affiliate of Chase Bank of Texas, National
Association ("CBT"), which is the agent bank and a lender to us under our revolving credit facility. CBT will receive its proportionate share of any repayment by us of amounts outstanding under that facility from the proceeds of the offering of the Notes. Banc of America Securities LLC is an affiliate of Bank of America, N.A., which is a lender to us under our revolving credit facility and other credit facilities. Bank of America N.A. will receive its proportionate share of any repayment by us of amounts outstanding under those facilities from the proceeds of the offering of the Notes. If more than 10% of the net proceeds of an offering are used to repay amounts outstanding under the revolving credit facility to affiliates of any of the Agents who are participating in that offering, that offering will be made pursuant to Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers Inc.

     CBT is also Trustee under the Indenture and Paying Agent for the Notes. In addition, CBT, or its affiliates, participates on a regular basis in various general financing and banking transactions for us and our affiliates. Mr. Marc
J. Shapiro, the Vice Chairman of The Chase Manhattan Corporation and The Chase Manhattan Bank, affiliates of each of Chase Securities Inc. and CBT, is one of our Trust Managers.

                                VALIDITY OF NOTES

     The validity of the Notes will be passed upon for us by Locke Liddell & Sapp LLP, Dallas, Texas, and for the Agents by Brown & Wood LLP, New York, New York. The opinions of Locke Liddell & Sapp LLP and Brown & Wood LLP will be conditioned upon, and subject to, assumptions as to future actions required to be taken in connection with the issuance and sale of the Notes and as to other events that may affect the validity of the Notes but which cannot be ascertained on the date of the opinions.

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


PROSPECTUS

                           WEINGARTEN REALTY INVESTORS
                                  $400,000,000
               COMMON SHARES, PREFERRED SHARES, DEPOSITARY SHARES,
                     DEBT SECURITIES AND SECURITIES WARRANTS

                            _______________________


     By this prospectus, we will offer from time to time up to $400,000,000 of our:

     Common  Shares
     Preferred  Shares
     Depositary  Shares
     Debt  Securities
     Securities  Warrants

     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest in any of these securities.

     We may offer the securities directly or through underwriters, agents or dealers. Each supplement will describe the terms of each plan of distribution. For more information on this topic, please see "PLAN OF DISTRIBUTION" on page 21.




                            _______________________


NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES DISCUSSED IN THE PROSPECTUS, NOR HAVE THEY DETERMINED WHETHER THIS PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.













                The date of this prospectus is September 14, 1999

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a "shelf" registration statement that we filed with the SEC. By using a shelf-registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. The total dollar amount of the securities we sell through these offerings will not exceed $400,000,000. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with a prospectus supplement that contains specific information about the terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION" on page 22.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     We have made statements in this prospectus and may make statements in a prospectus supplement that are "forward-looking" in that they do not discuss historical fact, but instead note future expectations, projections, intentions or other items relating to the future. These forward-looking statements include those made in the documents incorporated by reference in this prospectus.

     Forward-looking statements are subject to known and unknown risks, uncertainties and other facts that may cause our actual results or performance to differ materially from those contemplated by the forward-looking statements. Many of those factors are noted in conjunction with the forward-looking statements in the text. Other important factors that could cause actual results to differ include:

     - Our inability to identify properties to acquire, effect acquisitions or successfully integrate acquired properties and operations. This inability could result in decreased market penetration, adverse effects on results of operations and other adverse results. This same result could occur if the results of our efforts to implement our property development strategy fail or we experience public opposition to our development plans, construction delays or cost overruns or if we are unable to obtain necessary permits.

     - The effect of economic conditions. If an economic downturn occurs, the demand and rents for neighborhood and community shopping centers could fall and adversely affect our financial condition and results of operations. Our financial condition and results of operations could also be adversely affected if our tenants are unable to make lease payments or fail to renew their leases.

     - Failure to qualify as a REIT. We elected to be taxed as a REIT for federal income tax purposes for our taxable year ended December 31, 1998, and expect to continue to elect REIT status. Although we believe that we were organized and have been operating in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, we cannot assure you that we will continue to qualify as a REIT.

     Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which there are only limited judicial or administrative interpretations. If in any taxable year we fail to qualify as a REIT, we would not be allowed a deduction for distributions to shareholders for computing taxable income and would be subject to federal taxation at regular corporate rates. Unless entitled to statutory relief, we would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, our ability to make distributions to our shareholders would be adversely affected. See "Federal Income Tax Consequences - REIT Qualification" on page 12.

     - The cost of capital. Our cost depends on many factors, some of which are beyond our control, including interest rates, ratings, prospects and outlook.

     - Actions of our competitors. We seek to remain competitive in the neighborhood and community shopping center real estate markets that we currently serve. We do, however, compete with a number of other real estate oriented companies, some of which have greater resources than we do.

     - Changes in government regulations, tax rates and similar matters. For example, changes in real estate and zoning laws, environmental uncertainties and natural disasters could adversely affect our financial condition and results of operations.

     - Unexpected Year 2000 problems. We have completed an evaluation of our software and hardware information technology systems and determined that all of our critical systems are Year 2000 compliant. As part of the on-going maintenance of our information technology systems, we have identified certain noncritical software and hardware which we must either upgrade or replace. In addition, we have completed the Year 2000 review of our systems not related to information technology and believe we are Year 2000 compliant.

     -  Other  risks  are  detailed  in  our  SEC  reports  or  filings.

     We do not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

                                   THE COMPANY

     We are a real estate investment trust based in Houston, Texas. We develop, acquire and own anchored neighborhood community shopping centers. To a lesser degree, we develop, acquire and own industrial real estate. We have engaged in these activities since 1948.

     As of July 31, 1999, we owned or had an equity interest in 235 operating properties consisting of 28.7 million square feet of building area. These properties consist of 184 shopping centers generally in the 100,000 to 4000,000 square foot range, 49 industrial projects, one multi-family apartment complex and one office building. Our properties are located in Texas (178 properties) and the following states: Louisiana (11), Arizona (11), Nevada (8), Arkansas
(6), New Mexico (5), Oklahoma (4), Tennessee (4), Kansas (3), Colorado (2), Maine (1), Missouri (1) and Illinois (1). Our shopping centers are anchored primarily by supermarkets, drugstores and other retailers that sell basic necessity-type items. We currently lease to approximately 3,000 different tenants under 4,000 separate leases. At July 31, 1999, our properties were 92.7% occupied.

     Our executive offices are located at 2600 Citadel Plaza Drive, Suite 300, Houston, Texas 77008, and our telephone number (713) 866-6000.

                                 USE OF PROCEEDS

     We intend to use the net proceeds from the sale of the securities for general corporate purposes, including working capital, acquisitions and development, repayment or refinancing of debt, capital expenditures and other general corporate purposes. We will describe in each prospectus supplement any proposed use of proceeds.

                  RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                          AND PREFERRED SHARE DIVIDENDS

     The following table sets forth the ratio of earnings to combined fixed charges and preferred share dividends and of funds from operations before interest expense to combined fixed charges and preferred share dividends for the periods shown:



                                                                                        Six Months
                                                   Years Ended December 31,           Ended June 30,
                                              ---------------------------------       --------------
                                               1994   1995   1996   1997   1998       1998      1999
                                              -----  -----  -----  -----  -----       -----    -----
Ratio of Earnings to Combined Fixed
Charges and Preferred Share Dividends         4.16x  3.05x  3.17x  2.70x  2.26x       2.29x    1.97x

Ratio of Funds from Operations to
Combined Fixed Charges and Preferred Share
Dividends                                     6.18x  4.51x  4.32x  3.77x  3.26x       3.38x    2.82x


     The ratios of earnings to combined fixed charges and preferred share dividends were computed by dividing earnings by the sum of fixed charges and preferred share dividends. The ratios of funds from operations before interest expense to combined fixed charges and preferred share dividends were computed by dividing funds from operations before interest expense by the sum of fixed charges and preferred share dividends.

     For these purposes, earnings consist of income before extraordinary items plus fixed charges (excluding interest costs capitalized) and preferred share dividends. Funds from operations before interest expense consists of net income plus depreciation and amortization of real estate assets, interest on indebtedness and extraordinary charges, less gains and losses on sales of properties and securities.

                          DESCRIPTION OF CAPITAL SHARES

     Our declaration of trust provides that we may issue up to 160,000,000 shares of beneficial interest, consisting of 150,000,000 common shares, par value $0.03 per share and 10,000,000 preferred shares, par value $.03 per share. At July 31, 1999, 26,692,018 common shares, 3,000,000 7.44% Series A Cumulative Redeemable Preferred Shares, 3,600,000 7.125% Series B Cumulative Redeemable Preferred Shares and 2,300,000 7.0% Series C Cumulative Redeemable preferred shares were issued and outstanding.

COMMON  SHARES

     Holders of our common shares are entitled to one vote per share. There is no cumulative voting in the election of trust managers. The board may declare dividends on common shares in its discretion if funds are legally available for those purposes. On liquidation, common shareholders are entitled to receive pro rata any of our remaining assets, after we satisfy or provide for the satisfaction of all liabilities and obligations on our preferred shares, if any. Common shareholders do not have conversion, redemption or preemptive rights to subscribe for or purchase any of our capital shares or any of our other securities.

PREFERRED  SHARES

     Under our declaration of trust, the board is authorized, without shareholder approval, to issue preferred shares in one or more series, with the designations, powers, preferences, rights, qualifications, limitations and restrictions as the board determines. Thus, the board, without shareholder approval, could authorize the issuance of preferred shares with voting, conversion and other rights that could adversely affect the voting power and other rights of our common shareholders or that could make it more difficult for another entity to enter into a business combination with us.

DEPOSITARY  SHARES

     We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred shares, as specified in the applicable prospectus supplement. The preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named in the deposit agreement and the holders of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred shares represented by the depositary shares evidenced by the depositary receipt, to all the rights and preferences of the preferred shares represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights) as designated by our board.

     The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following our issuance and delivery of the preferred shares to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. This summary of our depositary shares is not complete. You should refer to the applicable prospectus supplement, provisions of the deposit agreement and the depositary receipts that will be filed with the SEC as part of the offering of any depositary shares. To obtain copies of these documents, see "WHERE YOU CAN FIND MORE INFORMATION" on page 22.

RESTRICTIONS  ON  OWNERSHIP

     In order for us to qualify as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. In addition, our capital shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year.

     Because the board believes it is essential for us to continue to qualify as a REIT, our declaration of trust generally provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of our total outstanding capital shares. Any transfer of shares will not be valid if it would:

- create a direct or indirect ownership of shares in excess of 9.8% of our total outstanding capital shares;

-  result  in  shares  being  owned  by  fewer  than  100  persons;

- result in our being "closely held" within the meaning of Section 856(h) of the Code; or

-  result  in  our  disqualification  as  a  REIT.

     Shares in excess of 9.8% of our total outstanding capital shares will automatically be deemed to be transferred to us as trustee of a trust for the exclusive benefit of the transferees to whom those shares may ultimately be transferred without violating the 9.8% ownership limit. While in trust, these shares will not be entitled to vote (except as required by law), and will not be entitled to participate in dividends or other distributions. These shares would be treated as if offered to us for sale at a price equal to the lesser of the price paid for the shares and the market price of the shares on the date we accept the offer to purchase the shares. We have the right to purchase the shares for 90 days after the transfer of shares which resulted in a shareholder owning in excess of 9.8% of our total outstanding shares or our trust managers determine that a transfer resulting in a shareholder owning in excess of 9.8% of our outstanding shares has occurred. All certificates representing capital shares will bear a legend referring to the restrictions described above.

     These restrictions on ownership may have the effect of precluding the acquisition of control unless the board and shareholders determine that maintenance of REIT status is no longer in our best interests.

                       DESCRIPTION OF SECURITIES WARRANTS

     We may issue securities warrants for the purchase of debt securities, preferred shares or common shares. We may issue securities warrants independently or together with debt securities, preferred shares or common shares or attached to or separate from the offered securities. We will issue each series of securities warrants under a separate warrant agreement between us and a bank or trust company as warrant agent.

     The warrant agent will act solely as our agent in connection with the securities warrants and will not act for or on behalf of securities warrant holders. This summary of the securities warrants is not complete. You should refer to the applicable prospectus supplement, and provisions of the warrant agreement that will be filed with the SEC as part of the offering of any securities warrants. To obtain copies of these documents, see "WHERE YOU CAN FIND MORE INFORMATION" on page 22.

                        DESCRIPTION  OF  DEBT  SECURITIES

     The senior debt securities will be issued under a senior indenture dated as of May 1, 1995 between us and Chase Bank of Texas, National Association, as trustee, and the subordinated debt securities will be issued under a subordinated indenture dated as of May 1, 1995 between us and Chase Bank of Texas, National Association, as trustee. The term "trustee" as used in this prospectus refers to any bank that we may appoint as trustee under the terms of the applicable indenture, in its capacity as trustee for the senior securities or the subordinated securities.

     We have summarized specific terms and provisions of the indentures. The summary is not complete. If we refer to particular provisions of the indentures, the provisions, including definitions of terms, are incorporated by reference as a part of the summary. We have included references to articles or section numbers of the applicable indenture so that you can easily locate these provisions in the indentures. The indentures are filed as exhibits to the registration statement of which this prospectus is a part, and are incorporated by reference. You should refer to the indentures for provisions which may be important to you. The indentures are subject to the Trust Indenture Act of 1939, as amended. To obtain copies of the indentures, see "WHERE YOU CAN FIND MORE
INFORMATION"  on  page  22.

GENERAL

     The debt securities will be direct, unsecured general obligations. The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt securities. See "Subordinated Debt Securities" on page 7.

     The indentures do not limit the amount of debt securities that we can offer. Each indenture allows us to issue debt securities up to the principal amount that may be authorized by us. We may issue additional debt securities without your consent. We may issue debt securities in one or more series. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series. (Section 301)


     A prospectus supplement and any supplemental indentures relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

-  the  title,  type  and  amount  of  the  debt  securities;

-  the  total  principal  amount  and  priority  of  the  debt  securities;

- the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

-  the  dates on which the principal of the debt securities will be payable;

- the interest rates (which may be fixed or variable) which the debt securities will bear, or the method for determining rates;

- the dates from which the interest on the debt securities will accrue and be payable, or the method of determining those dates, and any record dates for the payments due;

- any provisions for redemption, conversion or exchange of the debt securities, at our option or otherwise, including the periods, prices and terms of redemption or conversion;

- any sinking fund or similar provisions, which would obligate us to repurchase or otherwise redeem the debt securities, along with the periods, prices and terms of redemption, purchase or repayment;

- the amount or percentage payable if we accelerate the maturity of the debt securities, if other than the principal amount;

- any changes to or additional events of default or covenants set forth in the indentures;

-  the  terms  of  subordination,  if  any;

- any special tax implications of the debt securities, including provisions for original issue discount securities; and

-  any  other  terms  consistent  with  the  indenture.

     The debt securities may be issued in registered, bearer, coupon or global form. We may authorize and determine the terms of a series of debt securities by resolution of our board of trust managers or the pricing committee of our board of trust managers or through a supplemental indenture. Unless otherwise described in the applicable prospectus supplement, we will issue debt securities only in denominations of $1,000 and integral multiples of that amount. (Section
301)

SENIOR  DEBT  SECURITIES

     Any additional senior debt securities we issue will rank equally in right of payment with the senior debt securities offered by this prospectus and the applicable prospectus supplement. Further, the senior indenture does not prohibit us from issuing additional debt securities that may rank equally in right of payment to the senior debt securities.

     Any senior debt securities offered pursuant to the senior indenture will be senior in right of payment to all subordinated debt securities issued under the subordinated indenture.

SUBORDINATED  DEBT  SECURITIES

     The subordinated debt securities will have a junior position to all of our senior debt. Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt. The subordinated indenture provides that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

- of any insolvency, bankruptcy or similar proceeding involving us or our properties; or

- we fail to pay the principal, interest, any premium or any other amounts on any senior debt when due.

     The subordinated indenture will not limit the amount of senior debt that we may incur. All series of subordinated debt securities as well as other subordinated debt issued under the subordinated indenture will rank equally with each other in right of payment.

     The subordinated indenture prohibits us from making a payment of principal, premium, interest, or sinking fund payments for the subordinated debt securities during the continuance of any default on senior debt or any default under any agreement pursuant to which the senior debt was issued beyond the grace period, unless and until the default on the senior debt is cured or waived. (Subordinated Indenture Article Sixteen)

     Upon any distribution of our assets in connection with any dissolution, winding up, liquidation, reorganization, bankruptcy or other similar proceeding, the holders of all senior debt securities will first be entitled to receive payment in full of the principal, any premium and interest due on the senior debt before the holders of the subordinated debt securities are entitled to receive any payment. (Subordinated Indenture Article Sixteen) Because of this subordination, if we become insolvent, our creditors who are not holders of senior debt or of the subordinated debt securities may recover less, ratably, than holders of senior debt but may recover more, ratably, than holders of the subordinated debt securities.

GLOBAL  CERTIFICATES

     Unless the prospectus supplement otherwise provides, we will issue debt securities as one or more global certificates that will be deposited with The Depositary Trust Company. Unless otherwise specified in the applicable prospectus supplement, debt securities issued in the form of a global certificate to be deposited with DTC will be represented by a global certificate registered in the name of DTC or its nominee. This means that we will not issue certificates to each holder. Generally, we will issue global securities in the total principal amount of the debt securities in a series. Debt securities in the form of a global certificate may not be transferred except as a whole among DTC, its nominee or a successor to DTC and any nominee of that successor.

     We may determine not to use global certificates for any series. In that event, we will issue debt securities in certificate form.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificate form. Those laws and some conditions on transfer of global securities may impair the ability to transfer interests in global securities.

OWNERSHIP  OF  GLOBAL  SECURITIES

     So long as DTC or its nominee is the registered owner of a global security, that entity will be the sole holder of the debt securities represented by that instrument. Both we and the trustee are only required to treat DTC or its nominee as the legal owner of those securities for all purposes under the indenture.

     Unless otherwise specified in this prospectus or the prospectus supplement, no actual purchaser of debt securities represented by a global security will be entitled to receive physical delivery of certificated securities or will be considered the holder of those securities for any purpose under the indenture. In addition, no actual purchaser will be able to transfer or exchange global securities unless otherwise specified in this prospectus or the prospectus supplement. As a result, each actual purchaser must rely on the procedures of DTC to exercise any rights of a holder under the indenture. Also, if an actual purchaser is not a DTC participant, the actual purchaser must rely on the procedures of the participant through which it owns its interest in a global security.

THE  DEPOSITARY  TRUST  COMPANY

     The following is based on information furnished by DTC and applies to the extent that it is the depositary, unless otherwise provided in the prospectus supplement.

     Registered Owner. The debt securities will be issued as fully registered securities in the name of Cede & Co. (which is DTC's partnership nominee). The trustee will deposit the global security with the depositary. The deposit with the depositary and its registration in the name of Cede & Co. will not change the nature of the actual purchaser's ownership interest in the debt securities.

     DTC's Organization. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of that law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC is owned by a number of its direct participants, the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations who directly participate in DTC. Other entities may access DTC's system by clearing transactions through or maintaining a custodial relationship with direct participants. The rules applicable to DTC and its participants are on file with the SEC.

     DTC's Activities. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. Doing so eliminates the need for physical movement of securities certificates.

     Participants' Records. Except as otherwise provided in this prospectus or a prospectus supplement, purchases of debt securities must be made by or through a direct participant, which will receive a credit for the securities on DTC's records. The purchaser's interest is in turn to be recorded on the participants' records. Actual purchasers will not receive written confirmations from DTC of their purchase, but they generally receive confirmations along with periodic statements of their holdings from the participants through which they entered into the transaction.

     Transfers of interests in the global securities will be made on the books of the participants on behalf of the actual purchasers. Certificates representing the interest of the actual purchasers in the securities will not be issued unless the use of global securities is suspended. DTC has no knowledge of the actual purchasers of global securities. DTC's records only reflect the identity of the direct participants who are responsible for keeping account of their holdings on behalf of their customers.

     Notices Among the Depositary, Participants and Actual Owners. Notices and other communications by DTC, its participants and the actual purchasers will be governed by arrangements among them, subject to any legal requirements in effect.

     Voting Procedures. Neither DTC nor Cede & Co. will give consents for or vote the global securities. DTC generally mails an omnibus proxy to us just after the applicable record date. That proxy assigns Cede & Co.'s voting rights to the direct participants to whose accounts the securities are credited at that time.

     Payments. Principal and interest payments made by us will be delivered to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date unless it has reason to believe that it will not receive payment on that date. Payments by participants to actual purchasers will be governed by standing instructions and customary practices, as is the case with securities held for customers in bearer form or registered in "street name." Those payments will be the responsibility of that participant, not DTC, the trustee or us, subject to any legal requirements in effect at that time.

     We are responsible for payment of principal, interest and premium, if any, to the trustee, who is responsible to pay it to DTC. DTC is responsible for disbursing those payments to direct participants. The participants are responsible for disbursing payment to the actual purchasers.

TRANSFER  OR  EXCHANGE  OF  DEBT  SECURITIES

     You may transfer or exchange debt securities (other than global securities) without a service charge at the corporate trust office of the trustee. You may also surrender debt securities (other than global securities) for conversion or registration of transfer without a service charge at the corporate trust office of the trustee. You must execute a proper form of transfer and pay any taxes or other governmental charges resulting from that action.

TRANSFER  AGENT

     If we designate a transfer agent (in addition to the trustee) in a prospectus supplement, we may at any time rescind this designation or approve a change in the location through which any such transfer agent acts. We will, however, be required to maintain a transfer agent in each place of payment for a series of debt securities. We may at any time designate additional transfer agents for a series of debt securities.

COVENANTS

     Under  the  indentures,  we  are  required  to:

- pay the principal, interest and any premium on the debt securities when due;

-  maintain  a  place  of  payment;

- deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indentures; and

- deposit sufficient funds with any paying agent on or before the due date for any principal, interest or any premium.

EVENTS  OF  DEFAULT,  NOTICE  AND  WAIVER

     Events of default under the indentures for any series of debt securities include:

-  failure for 30 days to pay interest on any debt securities of that series;

- failure to pay principal or premium, if any, of any debt securities of that series;

-  failure  to  pay  any  sinking  fund  payment  when  due;

- failure to perform any other covenants contained in the indentures (other than a covenant added to the indentures solely for the benefit of a particular series of debt securities), which continues for 60 days after written notice as provided in the indenture;

- default under any of our other debt instruments with an aggregate principal amount outstanding of at least $10,000,000; or

- events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee.

     An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

     If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% of the total principal amount of the debt securities of the series may declare the entire principal of that series due and payable immediately. (Section 502) The trustee will not be charged with knowledge of any event of default other than our failure to make principal, interest or sinking fund payments unless written notice is received by the trustee or the trustee has actual notice of the event of default.
(Section 602) If this happens, the holders of a majority of the aggregate principal amount of the debt securities of that series can generally void the declaration. (Section 502)

     The indentures limit the right to institute legal proceedings. No holder of any debt securities will have the right to bring a claim under an indenture unless:

-  the  holder  has  given  written  notice  of  default  to  the  trustee;

- the holders of not less than 25% of the aggregate principal amount of debt securities of that series shall have made a written request to the trustee to bring the claim and furnished the trustee reasonable indemnification as it may require;

- the trustee has not commenced an action within 60 days of receipt of the notice; and

- no direction inconsistent with a request has been given to the trustee by the holders of not less than a majority of the aggregate principal amount of the debt securities. The holders of debt securities may enforce payment of the principal of or premium, if any, or interest on their debt securities. No holder of debt securities of a particular series has the right to prejudice the rights or obtain priority or preference over the rights of any other holder of debt securities of that series. (Section 507)

     The holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any power conferred on the trustee with respect to the securities of any series; provided, however, that

-  the  direction  does  not  conflict  with any rule of law or an indenture,

- the trustee may take any action it deems proper and which is consistent with the direction of the holders, and

- the trustee is not required to take any action that would unduly prejudice the holders of the debt securities not taking part in the action or would impose personal liability on the trustee. (Section 512)

     Each indenture provides that, if an event of default has occurred, the trustee is to use the degree of care a prudent person would use in the conduct of his own affairs. (Section 602) Subject to those provisions, the trustee is under no obligation to exercise any of its rights or powers under an indenture at the request of any of the holders of the debt securities of a series unless they have furnished to the trustee reasonable security or indemnity. (Section
602)

     We will be required to furnish to the trustee in an annual statement a notice as to our fulfillment of all of our obligations under the relevant indenture. (Section 1007)

MODIFICATION  OF  THE  INDENTURES

     In order to change or modify an indenture, we must obtain the consent of holders of at least a majority in principal amount of all outstanding debt securities affected by that change. The consent of holders of at least a majority in principal amount of each series of outstanding debt securities is required to waive compliance by us with specific covenants in an indenture. We must obtain the consent of each holder affected by a change:

- to extend the maturity; reduce the principal, redemption premium or interest rate;

- change the place of payment, or the coin or currency, for payment; limit the right to sue for payment;

- reduce the level of consents needed to approve a change to an indenture; or modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required level of consents needed to approve a change to an indenture. (Article Nine)

DEFEASANCE

     We may defease the debt securities of a series, which means that we would satisfy our duties under that series before maturity. We may do so by depositing with the trustee, in trust for the benefit of the holders, sufficient funds to pay the entire indebtedness on that series, including principal, premium, if any, and interest. We must also comply with other conditions before we defease the debt securities. We must deliver an opinion of counsel to the effect that the holders of that series will have no federal income tax consequences as a result of that deposit. (Article Fourteen)

CONVERSION

     Debt securities may be convertible into or exchangeable for common shares or preferred shares. The prospectus supplement will describe the terms of any conversion rights. To protect our status as a REIT, debt securities are not convertible if, as a result of that conversion, any person would then be deemed to own, directly or indirectly, more than 9.8% of our capital shares.

MERGER,  CONSOLIDATION  AND  SALE  OF  ASSETS

     Each indenture generally permits us to consolidate or merge with another corporation. The indentures also permit us to sell all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation shall assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures.

     However, we will only consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indentures. The remaining or acquiring corporation will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor corporation may exercise our rights and powers under any indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of trust managers or any of our officers may be done by the board or officers of the successor corporation. (Article Eight)


                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary of material federal income tax consequences that may be relevant to a holder of common shares is based on current law, is for general information only and is not intended as tax advice. The following discussion, which is not exhaustive of all possible tax consequences, does not include a detailed discussion of any state, local or foreign tax consequences. Nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States and shareholders holding securities as part of a conversion transaction, a hedging transaction or as a position in a straddle for tax purposes) who are subject to special treatment under the federal income tax laws.

     The statements in this discussion are based on current provisions of the Internal Revenue Code existing, temporary and currently proposed Treasury Regulations under the Internal Revenue Code, the legislative history of the Internal Revenue Code, existing administrative rulings and practices of the IRS and judicial decisions. No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements in this discussion with respect to transactions entered into or contemplated prior to the effective date of such changes. Any such change could apply retroactively to transactions preceding the date of the change. We do not plan to request any rulings from the IRS concerning our tax treatment and the statements in this discussion are not binding on the IRS or any court. Thus, we can provide no assurance that these statements will not be challenged by the IRS or that such challenge will not be sustained by a court.

     THIS DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. EACH PROSPECTIVE PURCHASER OF COMMON STOCK IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF COMMON STOCK IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, DISPOSITION AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

     We have elected to be treated as a REIT under Sections 856 through 860 of the Internal Revenue Code for federal income tax purposes commencing with our taxable year ended December 31, 1989. We believe that we have been organized and have operated in a manner that qualifies for taxation as a REIT under the Internal Revenue Code. We also believe that we will continue to operate in a manner that will preserve our status as a REIT. We cannot however, assure you that such requirements will be met in the future.

     We have received an opinion from Locke Liddell & Sapp LLP, our legal counsel, to the effect that we qualified as a REIT under the Internal Revenue Code for our taxable year ended December 31, 1998, we have been organized and our manner of operation has been in conformity with the requirements for qualification and taxation as a REIT as of the date of this prospectus and that our proposed manner of operation and diversity of equity ownership will enable us to continue to satisfy the requirements for qualification as a REIT in the future if we operate in accordance with the methods of operations described herein including our representations concerning our intended method of operation. However, you should be aware that opinions of counsel are not binding on the IRS or on the courts, and, if the IRS were to challenge these conclusions, no assurance can be given that these conclusions would be sustained in court. The opinion of Locke Liddell & Sapp LLP is based on various assumptions as well as on certain representations made by us as to factual matters, including a factual representation letter provided by us. The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operating results, asset diversification, distribution levels and diversity of stock ownership.
Locke Liddell & Sapp LLP will not monitor our compliance with these requirements. While we expect to satisfy these tests, and will use our best efforts to do so, no assurance can be given that we will qualify as a REIT for any particular year, or that the applicable law will not change and adversely affect us and our shareholders. See "Failure to Qualify as a REIT." The following is a summary of the material federal income tax considerations affecting us as a REIT and our shareholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, relevant rules and regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code and these rules and regulations.

REIT  QUALIFICATION

     We must be organized as an entity that would, if we do not maintain our REIT status, be taxable as a regular corporation. We cannot be a financial institution or an insurance company. We must be managed by one or more trust managers. Our taxable year must be the calendar year. Our beneficial ownership must be evidenced by transferable shares. Our capital shares must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. Not more than 50% of the value of the shares of our capital shares may be held, directly or indirectly, applying the applicable constructive ownership rules of the Internal Revenue Code, by five or fewer individuals at any time during the last half of each of our taxable years. We must also meet certain other tests, described below, regarding the nature of our income and assets and the amount of our distributions.

     Our outstanding common shares are owned by a sufficient number of investors and in appropriate proportions to permit us to satisfy these share ownership requirements. To protect against violations of these share ownership requirements, our declaration of trust provides that no person is permitted to own, applying constructive ownership tests set forth in the Internal Revenue Code, more than 9.8% of our outstanding common shares, unless the trust managers (including a majority of the independent trust managers) are provided evidence satisfactory to them in their sole discretion that our qualification as a REIT will not be jeopardized. In addition, our declaration of trust contains restrictions on transfers of capital shares, as well as provisions that automatically convert common shares into excess securities to the extent that the ownership otherwise might jeopardize our REIT status. These restrictions, however may not ensure that we will, in all cases, be able to satisfy the share ownership requirements. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. However, if we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the 50% requirement described above, we will be treated as having met this requirement. See the section below entitled "Failure to Qualify as a REIT."

     To monitor our compliance with the share ownership requirements, we are required to and we do maintain records disclosing the actual ownership of our common shares. To do so, we will demand written statements each year from the record holders of certain percentages of shares in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the REIT dividends). A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of the shares and certain other information.

     We currently satisfy, and expect to continue to satisfy, each of these requirements discussed above. We also currently satisfy, and expect to continue to satisfy, the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions.

     Sources of Gross Income. In order to qualify as a REIT for a particular year, we also must meet two tests governing the sources of our income - a 75% gross income test and a 95% gross income test. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. The Internal Revenue Code allows a REIT to own and operate a number of its properties through wholly-owned subsidiaries which are "qualified REIT subsidiaries." The Internal Revenue Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and items of income of the REIT.

     In the case of a REIT which is a partner in a partnership or any other entity such as a limited liability company that is treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership. Also, the REIT will be deemed to be entitled to its proportionate share of the income of the partnership. The character of the assets and gross income of the partnership retains the same character in the hands of the REIT for purposes of
Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. Thus, our proportionate share of the assets and items of income of any partnership in which we own an interest are treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the income and asset tests described below.

     75% Gross Income Test. At least 75% of a REIT's gross income for each taxable year must be derived from specified classes of income that principally are real estate related. The permitted categories of principal importance to us are:

-  rents  from  real  property;

-  interest  on  loans  secured  by  real  property;

- gains from the sale of real property or loans secured by real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of our business, referred to below as "dealer property");

- income from the operation and gain from the sale of property acquired in connection with the foreclosure of a mortgage securing that property ("foreclosure property");

-  distributions  on,  or  gain  from the sale of, shares of other qualifying
   REITs;

-  abatements  and  refunds  of  real  property  taxes;

- amounts received as consideration for entering into agreements to make loans secured by real property or to purchase or lease real property; and

-  "qualified  temporary  investment  income"  (described  below).

     In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from "prohibited transactions." In general, a prohibited transaction is one involving a sale of dealer property, not including foreclosure property and not including certain dealer property we have held for at least four years.

     We expect that substantially all of our operating gross income will be considered rent from real property and interest income. Rent from real property is qualifying income for purposes of the gross income tests only if certain conditions are satisfied. Rent from real property includes charges for services customarily rendered to tenants, and rent attributable to personal property leased together with the real property so long as the personal property rent is not more than 15% of the total rent received or accrued under the lease for the taxable year. We do not expect to earn material amounts in these categories.

     Rent from real property generally does not include rent based on the income or profits derived from the property. However, rent based on a percentage of gross receipt or sales is permitted as rent from real property and we will have leases where rent is based on a percentage of gross receipt or sales. We

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

generally do not intend to lease property and receive rentals based on the tenant's income or profit. Also excluded from "rents from real property" is rent received from a person or corporation in which we (or any of our 10% or greater owners) directly or indirectly through the constructive ownership rules contained in Section 318 and Section 856(d)(5) of the Internal Revenue Code, own a 10% or greater interest.

     A third exclusion from qualifying rent income covers amounts received with respect to real property if we furnish services to the tenants or manage or operate the property, other than through an "independent contractor" from whom we do not derive any income. The obligation to operate through an independent contractor generally does not apply, however, if the services we provide are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered rendered primarily for the convenience of the tenant (applying standards that govern in evaluating whether rent from real property would be unrelated business taxable income when received by a tax-exempt owner of the property). Further, if the value of the non-customary service income with respect to a property, valued at no less than 150% of our direct cost of performing such services, is 1% or less of the total income derived from the property, then the provision of such non-customary services shall not prohibit the rental income (except the non-customary service income) from qualifying as "rents from real property."

     We believe that the only material services generally to be provided to tenants will be those usually or customarily rendered in connection with the rental of space for occupancy only. We do not intend to provide services that might be considered rendered primarily for the convenience of the tenants, such as hotel, health care or extensive recreational or social services. Consequently, we believe that substantially all of our rental income will be qualifying income under the gross income tests, and that our provision of services will not cause the rental income to fail to be included under that test.

     Upon the ultimate sale of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

     95% Gross Income Test. In addition to earning 75% of our gross income from the sources listed above, 95% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional "passive" investment sources that are not necessarily real estate related. The term "interest" (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of receipts or sales.

     Failing the 75% or 95% Tests; Reasonable Cause. As a result of the 75% and 95% tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources, including brokerage commissions or other fees for services rendered. We may receive certain types of that income. This type of income will not qualify for the 75% test or 95% test but is not expected to be significant and that income, together with other nonqualifying income, is expected to be at all times less than 5% of our annual gross income. While we do not anticipate that we will earn substantial amounts of nonqualifying income, if nonqualifying income exceeds 5% of our gross income, we could lose our status as a REIT. We may establish subsidiaries of which we will hold less than 10% of the voting stock to hold assets generating non-qualifying income. The gross income generated by these subsidiaries would not be included in our gross income. However, dividends we receive from these subsidiaries would be included in our gross income and qualify for the 95% income test. The ability to establish such subsidiaries could be adversely impacted by proposals contained in President Clinton's 2000 Federal Budget Proposal. See the section below entitled "Proposed Legislation."

     If we fail to meet either the 75% or 95% income tests during a taxable year, we may still qualify as a REIT for that year if (1) we report the source and nature of each item of our gross income in our federal income tax return for that year, (2) the inclusion of any incorrect information in our return is not due to fraud with intent to evade tax, and (3) the failure to meet the tests is due to reasonable cause and not to willful neglect. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of this relief provision. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive causes us to exceed the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed below, even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our non-qualifying income. We would be subject to a 100% tax based on the greater of the amount by which we fail either the 75% or 95% income tests for that year. See "- Taxation as a REIT" on page 16.

     Prohibited Transaction Income. Any gain that we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business (including our share of any such gain realized by any subsidiary partnerships), will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our and our subsidiary partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning properties, and to make occasional sales of the properties as are consistent with their investment objectives. The IRS may contend, however, that one or more of these sales is subject to the 100% penalty tax.

     Character of Assets Owned. At the close of each calendar quarter of our taxable year, we also must meet two tests concerning the nature of our investments. First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items (including receivables) and government securities. For this purpose, "real estate assets" include interests in real property, interests in loans secured by mortgages on real property or by certain interests in real property, shares in other REITs and certain options, but excluding mineral, oil or gas royalty interests. The temporary investment of new capital in debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital. Second, although the balance of our assets generally may be invested without restriction, we will not be permitted to own (1) securities of any one non-governmental issuer that represent more than 5% of the value of our total assets or (2) more than 10% of the outstanding voting securities of any single issuer. A REIT, however, may own 100% of the stock of a qualified REIT subsidiary, in which case the assets, liabilities and items of income, deduction and credit of the subsidiary are treated as those of the REIT. In evaluating a REIT's assets, if the REIT invests in a partnership, it is deemed to own its proportionate share of the assets of the partnership.

     After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We intend to take such action within the 30 days after the close of any quarter as may be required to cure any noncompliance. If we fail to cure noncompliance with the asset tests within this time period, we would cease to qualify as a REIT.

     Annual Distributions to Shareholders. To maintain our REIT status, we generally must distribute as a dividend to our shareholders in each taxable year at least 95% of our net ordinary income. Capital gain is not required to be distributed. More precisely, we must distribute an amount equal to (1) 95% of the sum of (a) our "REIT Taxable Income" before deduction of dividends paid and excluding any net capital gain and (b) any net income from foreclosure property less the tax on such income, minus (2) certain limited categories of "excess noncash income," including, income attributable to leveled stepped rents, cancellation of indebtedness and original issue discount income. REIT Taxable Income is defined to be the taxable income of the REIT, computed as if it were an ordinary corporation, with certain modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property, nor net income from prohibited transactions, is included. In addition, the REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred.

     A REIT may satisfy the 95% distribution test with dividends paid during the taxable year and with certain dividends paid after the end of the taxable year. Dividends paid in January that were declared during the last calendar quarter of the prior year and were payable to shareholders of record on a date during the last calendar quarter of that prior year are treated as paid on December 31 of the prior year. Other dividends declared before the due date of our tax return for the taxable year, including extensions, also will be treated as paid in the prior year if they are paid (1) within 12 months of the end of that taxable year and (2) no later than our next regular distribution payment. Dividends that are

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

paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the shareholders in the year paid, even though we may take them into account for a prior year. A nondeductible excise tax equal to 4% will be imposed for each calendar year to the extent that dividends declared and distributed or deemed distributed before December 31 are less than the sum of (a) 85% of our "ordinary income" plus (b) 95% of our capital gain net income plus (c) any undistributed income from prior periods.

     To be entitled to a dividends paid deduction, the amount distributed by a REIT must not be preferential. For example, every shareholder of the class of shares to which a distribution is made must be treated the same as every other shareholder of that class, and no class of shares may be treated otherwise than in accordance with its dividend rights as a class.

     We will be taxed at regular corporate rates to the extent that we retain any portion of our taxable income. For example, if we distribute only the required 95% of our taxable income, we would be taxed on the retained 5%. Under certain circumstances we may not have sufficient cash or other liquid assets to meet the distribution requirement. This could arise because of competing demands for our funds, or due to timing differences between tax reporting and cash receipts and disbursements (i.e., income may have to be reported before cash is received, or expenses may have to be paid before a deduction is allowed). Although we do not anticipate any difficulty in meeting this requirement, no assurance can be given that necessary funds will be available. In the event these circumstances do occur, then in order to meet the 95% distribution requirement, we may cause our operating partnership to arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends.

     If we fail to meet the 95% distribution requirement because of an adjustment to our taxable income by the IRS, we may be able to cure the failure retroactively by paying a "deficiency dividend," as well as applicable interest and penalties, within a specified period.

TAXATION  AS  A  REIT

     As a REIT, we generally will not be subject to corporate income tax to the extent we currently distribute our REIT taxable income to our shareholders. This treatment effectively eliminates the "double taxation" imposed on investments in most corporations. Double taxation refers to taxation that occurs once at the corporate level when income is earned and once again at the shareholder level when such income is distributed. We generally will be taxed only on the portion of our taxable income that we retain, which will include any undistributed net capital gain, because we will be entitled to a deduction for dividends paid to shareholders during the taxable year. A dividends paid deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent that class is entitled to a preference. We do not anticipate that we will pay any of those preferential dividends. Because excess shares will represent a separate class of outstanding shares, the fact that those shares will not be entitled to dividends should not adversely affect our ability to deduct our dividend payments.

     Even as a REIT, we will be subject to tax in certain circumstances as follows:

- we would be subject to tax on any income or gain from foreclosure property at the highest corporate rate (currently 35%). Foreclosure property is generally defined as property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property;

- a confiscatory tax of 100% applies to any net income from prohibited transactions which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business;

- if we fail to meet either the 75% or 95% source of income tests described above, but still qualify for REIT status under the reasonable cause exception to those tests, a 100% tax would be imposed equal to the amount obtained by multiplying (a) the greater of the amount, if any, by which it failed either the 75% income test or the 95% income test, times
   (b) a fraction intended to reflect our  profitability;

- we will be subject to the alternative minimum tax on items of tax preference, excluding items specifically allocable to our shareholders;

- if we should fail to distribute with respect to each calendar year at least the sum of (a) 85% of our REIT ordinary income for that year,
   (b)  95% of our  REIT  capital  gain  net  income  for  that  year,  and

   (c) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed;

- under regulations that are to be promulgated, we also may be taxed at the highest regular corporate tax rate on any built-in gain attributable to assets that we acquire in certain tax-free corporate transactions, to the extent the gain is recognized during the first ten years after we acquire those assets. Built-in gain is the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the beginning of the ten-year recognition period. The results described in this paragraph with respect to the recognition of built-in gain assume that we will make an election pursuant to IRS Notice 88-19 and that the availability or nature of such election is not modified as proposed in President Clinton's 2000 Federal Budget Proposal. See the section below entitled "Proposed Legislation"; and

- we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

Failure  to  Qualify  as  a  REIT

     For any taxable year in which we fail to qualify as a REIT and certain relief provisions do not apply, we would be taxed at regular corporate rates, including alternative minimum tax rates on all of our taxable income.
Distributions to our shareholders would not be deductible in computing that taxable income, and distributions would no longer be required to be made. Any corporate level taxes generally would reduce the amount of cash available for distribution to our shareholders and, because the shareholders would continue to be taxed on the distributions they receive, the net after tax yield to the shareholders from their investment likely would be reduced substantially. As a result, failure to qualify as a REIT during any taxable year could have a material adverse effect on an investment in our common shares. If we lose our REIT status, unless certain relief provisions apply, we would not be eligible to elect REIT status again until the fifth taxable year which begins after the taxable year during which our election was terminated. It is not possible to state whether in all circumstances we would be entitled to this statutory relief. In addition, President Clinton's 2000 Federal Budget Proposal contains a provision which, if enacted in its present form, would result in the immediate taxation of all gain inherent in a C corporation's assets upon an election by the corporation to become a REIT in taxable years beginning after January 1, 2000. If enacted, this provision could effectively preclude us from re-electing to be taxed as a REIT following a loss of REIT status. See the section below entitled "Proposed Legislation."

TAXATION  OF  TAXABLE  U.S.  SHAREHOLDERS

     Except as discussed below, distributions generally will be taxable to taxable U.S. shareholders as ordinary income to the extent of our current or accumulated earnings and profits. We may generate cash in excess of our net earnings. If we distribute cash to shareholders in excess of our current and accumulated capital earnings and profits (other than as a capital gain dividend), the excess cash will be deemed to be a return of capital to each shareholder to the extent of the adjusted tax basis of the shareholder's shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A shareholder who has received a distribution in excess of current and our accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss. Distributions we make, whether characterized as ordinary income or as capital gains, are not eligible for the dividends received deduction for corporations. For purposes of determining whether distributions to holders of common shares are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to the outstanding preferred shares, if any, and then to the common shares.

     Dividends we declare in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months shall be treated as both paid by us and received by the shareholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any of our net operating losses or capital losses.

     Distributions that we properly designate as capital gain dividends will be taxable to taxable U.S. shareholders as gains from the sale or disposition of a capital asset to the extent that they do not exceed our actual net capital gain for the taxable year. Depending on the period of time the tax characteristics of the assets which produced these gains, and on certain designations, if any, which we may make, these gains may be taxable to non-corporate U.S. shareholders at a 20% or 25% rate. U.S. shareholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

     We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election, we would pay tax on our retained net long-term capital gains. In addition, to the extent we designate, a U.S. shareholder generally would:

- include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls;

- be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. shareholder's long-term capital gains;

-  receive  a  credit  or  refund  for  the  amount of tax deemed paid by it;

- increase the adjusted basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

- in the case of a U.S. shareholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be prescribed by the IRS.

     Distributions we make and gain arising from the sale or exchange by a U.S. shareholder of our shares will not be treated as income from a passive activity, within the meaning of Section 469 of the Internal Revenue Code, since income from a passive activity generally does not include dividends and gain attributable to the disposition of property that produces dividends. As a result, U.S. shareholders subject to the passive activity rules will generally be unable to apply any "passive losses" against this income or gain. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of our shares, however, will be treated as investment income if a shareholder so elects, in which case the capital gain is taxed at ordinary income rates.

     Generally, gain or loss realized by a shareholder upon the sale of shares will be reportable as capital gain or loss. If a shareholder receives a long-term capital gain dividend from us and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain dividend received.

     In any year in which we fail to qualify as a REIT, the shareholders generally will continue to be treated in the same fashion described above, except that none of our dividends will be eligible for treatment as capital gains dividends, corporate shareholders will qualify for the dividends received deduction and the shareholders will not be required to report any share of our tax preference items.

PROPOSED  LEGISLATION

     The rules dealing with Federal income taxation are constantly under review by Congress, the IRS and the Treasury Department. For example, on February 1, 1999, President Clinton released a proposed budget for fiscal year 2000. The budget proposal contained a variety of proposed income tax changes, three of which pertain to REITs. First, under current law, REITs may not own more than 10% of the voting stock of a regular corporation. Under the proposal, they also would not be permitted to own more than 10% of the value of all classes of stock of a corporation unless the corporation qualified as a "qualified business subsidiary" or a "qualified independent contractor subsidiary." Even if it did so qualify, the proposal would disallow a deduction for all interest payments on debt to, or guaranteed by, a REIT that owns stock of such entities. Second, a new restriction would be imposed on REITs, prohibiting any one person other than a REIT from owning more than 50% of the total combined voting power of all voting stock or more than 50% of the total value of shares of all classes of stock of the REIT. Current law already contains ownership restrictions applicable to individuals; this new limitation would affect owners other than individuals. This proposal would be effective for entities electing REIT status for taxable years beginning on or after the date of first committee action. Third, a regular C corporation with a fair market value of more than $5,000,000 which elects REIT status or merges into a REIT would be treated as if it had liquidated and distributed all its assets to its shareholders, and its shareholders had then contributed the assets to the electing or existing REIT. This deemed liquidation would cause the regular corporation to be taxed as if it had sold its assets for fair market value and would cause its shareholders to be taxed as if they had sold their stock for fair market value. The proposal would be effective for elections that are first effective for a taxable year beginning after January 1, 2000, and for mergers into REITs after December 31, 1999.

     Partially in response to the first proposal described above, legislation has been passed by the House of Representatives and the Senate proposing the adoption of the Real Estate Investment Modernization Act of 1999. This proposed legislation if enacted, among other things, also would prohibit a REIT from owning more than 10% of the total voting power and more than 10% of the total value of the outstanding securities of any one issue unless that issuer constitutes a "taxable REIT subsidiary." However, the definition of a taxable REIT subsidiary contained in this proposed legislation is broader than the budget proposal definition of a qualified business subsidiary or a qualified independent contractor subsidiary.

     Changes to the Federal laws and interpretations thereof could adversely affect the tax consequences of an investment in our common shares. We cannot predict whether, when, in what forms, or with what effective dates, these or any other provisions could become effective.

BACKUP  WITHHOLDING

     We will report to our shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. If a shareholder is subject to backup withholding, we will be required to deduct and withhold from any dividends payable to that shareholder a tax of 31%. These rules may apply (1) when a shareholder fails to supply a correct taxpayer identification number, (2) when the IRS notifies us that the shareholder is subject to the rules or has furnished an incorrect taxpayer identification number, or (3) in the case of corporations or others within certain exempt categories, when they fail to demonstrate that fact when required. A shareholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount withheld as backup withholding may be credited against the shareholder's federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to shareholders who fail to certify their non-foreign status.

     The United States Treasury has recently issued final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and clarify reliance standards. The final regulations are generally effective for payments made on or after January 1, 2000, subject to certain transition rules. Prospective investors should consult their own tax advisors concerning the adoption of the final regulations and the potential effect on their ownership of common shares.

TAXATION  OF  TAX-EXEMPT  ENTITIES

     In general, a tax-exempt entity that is a shareholder will not be subject to tax on distributions or gain realized on the sale of shares. A tax-exempt entity may be subject to unrelated business taxable income, however, to the extent that it has financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Internal Revenue Code. In determining the number of shareholders a REIT has for purposes of the "50% test" described above under "-REIT Qualification," generally, any shares held by tax-exempt employees' pension and profit sharing trusts which qualify under Section 401(a) of the Internal Revenue Code and are exempt from tax under Section 501(a) of the Internal Revenue Code ("qualified trusts") will be treated as held directly by its beneficiaries in proportion to their interests in the trust and will not be treated as held by the trust.

     A qualified trust owning more than 10% of a REIT may be required to treat a percentage of dividends from the REIT as UBTI. The percentage is determined by dividing the REIT's gross income (less direct expenses related thereto) derived from an unrelated trade or business for the year (determined as if the REIT were a qualified trust) by the gross income of the REIT for the year in which the dividends are paid. However, if this percentage is less than 5%, dividends are not treated as UBTI. These UBTI rules apply only if the REIT qualifies as a REIT because of the "look-thru" rule with respect to the 50% test discussed above and if the trust is "predominantly held" by qualified trusts. A REIT is predominantly held by qualified trusts if at least one pension trust owns more than 25% of the value of the REIT or a group of pension trusts each owning more than 10% of the value of the REIT collectively own more than 50% of the value of the REIT. We do not currently meet either of these requirements.

     For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our capital stock will constitute UBTI unless the organization is able to deduct an amount properly set aside or placed in reserve for certain purposes so as to offset the UBTI generated by the investment in our capital stock. These prospective investors should consult their own tax advisors concerning the "set aside" and reserve requirements.

TAXATION  OF  FOREIGN  INVESTORS

     The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in common shares, including any reporting requirements, as well as the tax treatment of such an investment under the laws of their home country.

     Dividends that are not attributable to gain from any sales or exchanges we make of United States real property interests and which we do not designate as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Those dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the common shares is treated as effectively connected with the non-U.S. shareholder's conduct of a United States trade or business, the non-U.S. shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to those dividends, and may also be subject to the 30% branch profits tax in the case of a shareholder that is a foreign corporation. For withholding tax purposes, we are currently required to treat all distributions as if made out of our current and accumulated earnings and profits and thus we intend to withhold at the rate of 30%, or a reduced treaty rate if applicable, on the amount of any distribution (other than distributions designated as capital gain dividends) made to a non-U.S. shareholder unless (1) the non-U.S. shareholder files on IRS Form 1001 claiming that a lower treaty rate applies or (2) the non-U.S. shareholder files an IRS Form 4224 claiming that the dividend is effectively connected income.

     Under the final regulations, generally effective for distributions on or after January 1, 2000, we would not be required to withhold at the 30% rate on distributions we reasonably estimate to be in excess of our current and accumulated earnings and profits. Dividends in excess of our current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares, but rather will reduce the adjusted basis of those shares. To the extent that those dividends exceed the adjusted basis of a non-U.S. shareholder's shares, they will give rise to tax liability if the non-U.S. shareholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described below. If it cannot be determined at the time a dividend is paid whether or not a dividend will be in excess of current and accumulated earnings and profits, the dividend will be subject to such withholding. We do not intend to make quarterly estimates of that portion of dividends that are in excess of earnings and profits, and, as a result, all dividends will be subject to such withholding. However, the non-U.S. shareholder may seek a refund of those amounts from the IRS.

     For any year in which we qualify as a REIT, distributions that are attributable to gain from our sales or exchanges of United States real property interests will be taxed to a non-U.S. shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, commonly known as "FIRPTA." Under FIRPTA, those dividends are taxed to a non-U.S. shareholder as if the gain were effectively connected with a United States business. Non-U.S. shareholders would thus be taxed at the normal capital gain rates applicable to U.S. shareholders subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, dividends subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate non-U.S. shareholder not entitled to treaty exemption. We are required by the Code and applicable Treasury Regulations to withhold 35% of any dividend that could be designated as a capital gain dividend. This amount is creditable against the non-U.S. shareholder's FIRPTA tax liability.

     Gain recognized by a non-U.S. shareholder upon a sale of shares generally will not be taxed under FIRPTA if we are a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the shares was held directly or indirectly by foreign persons. It is currently anticipated that we will be a "domestically controlled REIT," and therefore the sale of shares will not be subject to taxation under FIRPTA. Because the common shares will be publicly traded, however, no assurance can be given that we will remain a "domestically controlled REIT." However, gain not subject to FIRPTA will be taxable to a non-U.S. shareholder if (1) investment in the common shares is effectively connected with the non-U.S. shareholder's United States trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to that gain, and may also be subject to the 30% branch profits tax in the case of a corporate non-U.S. shareholder, or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% withholding tax on the individual's capital gains. If we were not a domestically controlled REIT, whether or not a non-U.S. shareholder's sale of shares would be subject to tax under FIRPTA would depend on whether or not the common shares were regularly traded on an established securities market (such as the NYSE) and on the size of selling non-U.S. shareholder's interest in our capital shares. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to that gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporations) and the purchaser of our common shares may be required to withhold 10% of the gross purchase price.

STATE  AND  LOCAL  TAXES

     We, and our shareholders, may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our capital shares.


                              PLAN OF DISTRIBUTION

     We may offer securities directly or through underwriters, dealers or agents. The prospectus supplement will identify those underwriters, dealers or agents and will describe the plan of distribution, including commissions to be paid. If we do not name a firm in the prospectus supplement, the firm may not directly or indirectly participate in any underwriting of those securities, although it may participate in the distribution of securities under circumstances entitling it to a dealer's allowance or agent's commission. Any underwriting agreement will entitle the underwriters to indemnification against designated civil liabilities under the federal securities laws and other laws. The underwriters' obligations to purchase securities will be subject to compliance with specific conditions and generally will require them to purchase all of the securities if any are purchased.

     Unless otherwise noted in the prospectus supplement, the securities will be offered by the underwriters, if any, when, as and if issued by us, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part.

     We may sell securities to dealers, as principals. Those dealers then may resell the securities to the public at varying prices set by those dealers from time to time. We may also offer securities through agents. Agents generally act on a "best efforts" basis during their appointment, meaning that they are not obligated to purchase securities. Dealers and agents may be entitled to indemnification as underwriters by us against designated liabilities under the federal securities laws and other laws.

     We or the underwriters or the agents may solicit offers from institutions approved by us to purchase securities under contracts providing for future payment. Permitted institutions include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. Additional conditions will apply to those purchases.

     An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

     The prospectus supplement or pricing supplement, as applicable, will set forth the anticipated delivery date of the securities being sold at that time.

                                  LEGAL MATTERS

     Unless otherwise noted in a prospectus supplement, Locke Liddell & Sapp LLP, Dallas, Texas, will pass on the legality of the securities offered through this prospectus.

     Counsel for any underwriters or agents will be noted in the applicable prospectus supplement.

                                     EXPERTS

     Deloitte & Touche LLP, independent auditors, have audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 1998 as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements and schedules are incorporated by reference in reliance on Deloitte & Touche's reports, given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. In addition, you may read and copy our SEC filings at the
-------------------
offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our website address is http://www.weingarten.com.
                                   --------------------------

     This prospectus is only part of a registration statement we filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules to the registration statement that we have excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or document. You may inspect or obtain a copy of the registration statement, including exhibits and schedules, as described in the previous paragraph.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the information we file later with the SEC will automatically update and supersede this information.

     We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

- Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 001-09876).

-  Quarterly  Report  on  Form  10-Q for the periods ended March 31, 1999 and
   June  30,  1999  (File  No.  001-09876).

- The description of our common shares of beneficial interest contained in our registration statement on Form 8-B filed March 17, 1988 (File No. 001-09876).

- The description of our 7.44% Series A Cumulative Redeemable Preferred Shares contained in our registration statement on Form 8-A filed February 23, 1998 (File No. 001-09876).

- The description of our 7.00% Series C Cumulative Redeemable Preferred Shares contained in our registration statement on Form 8-A filed January 19, 1999 (File No. 001-09876).

- Current Reports on Form 8-K filed January 21, 1999 and August 18, 1999 (File No. 001-09876).

     You may request copies of these filings at no cost by writing or telephoning our Investor Relations Department at the following address and telephone number:

                           Weingarten Realty Investors
                            2600 Citadel Plaza Drive
                                    Suite 300
                              Houston, Texas 77008
                                 (713) 866-6000.

     No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information in this prospectus is current only as of its date.


                                 _______________


                               TABLE  OF  CONTENTS


                           Prospectus  Supplement                        Page
                                                                         ----

Risk  Factors                                                             S-2
Description of Notes                                                      S-3
Investment  Considerations
     Relating  to  Indexed  Notes                                        S-28
Investment  Considerations
     Relating to Foreign Currency Notes                                  S-29
United States Taxation                                                   S-30
Supplemental  Plan  of  Distribution                                     S-40
Validity  of  Notes                                                      S-42

                                   Prospectus

About  this  Prospectus                                                     2
Cautionary Statement Concerning
    Forward-Looking  Statements                                             2
The Company                                                                 3
Use of Proceeds                                                             3
Ratios  of  Earnings  to  Combined  Fixed  Charges
     and Preferred Share Dividends                                          4
Description of Capital Shares                                               4
Description of Securities Warrants                                          5
Description  of  Debt  Securities                                           6
Federal Income Tax Consequences                                            11
Plan  of  Distribution                                                     21
Legal  Matters                                                             22
Experts                                                                    22
Where  You  Can  Find  More  Information                                   22
Incorporation  of  Documents  by  Reference                                23



_____________________________________________________________________________
_____________________________________________________________________________



                                  $200,000,000

                               WEINGARTEN REALTY
                                   INVESTORS


                                Medium-Term Notes,
                                    Series A

                                 _______________

                              PROSPECTUS SUPPLEMENT

                                 _______________

                              GOLDMAN, SACHS & CO.

                        BANC OF AMERICA SECURITIES LLC

                            CHASE SECURITIES INC.

                        DEUTSCHE  BANC  ALEX.  BROWN

                        DONALDSON, LUFKIN & JENRETTE

                       FIRST  UNION  SECURITIES,  INC.

                               LEHMAN  BROTHERS

                             MERRILL  LYNCH  &  CO.

                              J.P.  MORGAN  &  CO.




_____________________________________________________________________________
_____________________________________________________________________________